UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Novatel Wireless, Inc.

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April 30, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Novatel Wireless, Inc., a Delaware corporation. The annual meeting will be held on Wednesday, June 24, 2015, at 2:00 p.m., local time, at the Company’s headquarters located at 9645 Scranton Road, Suite 205, San Diego, California 92121.

Information about the meeting is included in the following Notice of Annual Meeting of Stockholders and Proxy Statement. Also included is a proxy card and postage-paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid return envelope. If you hold your shares through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Michael A. Newman

Executive Vice President,

Chief Financial Officer and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 24, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m. on Wednesday, June 24, 2015, at the Company’s headquarters located at 9645 Scranton Road, Suite 205, San Diego, California 92121, for the following purposes:

1.	To elect three directors to serve until the 2018 Annual Meeting of Stockholders;

2.	To amend the Company’s 2009 Omnibus Incentive Compensation Plan to increase the number of shares issuable under the plan by 2,000,000 shares;

3.	To hold an advisory vote on the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015; and

5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be voted upon at the Annual Meeting is set forth in the accompanying proxy statement. Holders of record of the Company’s common stock as of the close of business on May 4, 2015 are entitled to notice of, and to vote at, the Annual Meeting and, unless the Board of Directors of the Company fixes a new record date, at any adjournments or postponements thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid return envelope. If you hold shares through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Michael A. Newman

Executive Vice President,

Chief Financial Officer and Secretary

April 30, 2015

San Diego, California

NOVATEL WIRELESS, INC.

9645 Scranton Road, Suite 205

San Diego, California 92121

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

This proxy statement (this “Proxy Statement”) is being sent to you on behalf of the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) to solicit your proxy to vote at the annual meeting of the stockholders of the Company to be held on Wednesday, June 24, 2015, at 2:00 p.m., local time, at the Company’s headquarters located at 9645 Scranton Road, Suite 205, San Diego, California 92121 (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement.

This Proxy Statement and the enclosed proxy card are first being mailed to the Company’s stockholders on or about May 15, 2015.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, our stockholders will be asked:

1.	To elect three directors to serve until the 2018 Annual Meeting of Stockholders (“Proposal 1”);

2.	To amend the Company’s 2009 Omnibus Incentive Compensation Plan (as amended, the “2009 Incentive Plan”) to increase the number of shares issuable under the plan by 2,000,000 shares (“Proposal 2”);

3.	To hold an advisory vote on the compensation of the Company’s named executive officers (“Proposal 3”);

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 (“Proposal 4” and, together with Proposal 1, Proposal 2 and Proposal 3, the “Proposals”); and

5.	To consider such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock as of the close of business on May 4, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. If your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, at the close of business on the Record Date, then you are a holder of record and are entitled to notice of, and to vote at, the Annual Meeting. If your shares were not directly held in your name, but were held through an account with a broker, dealer, bank or other nominee at the close of business on the Record Date, then your shares are held in “street name” and the organization holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your broker, dealer, bank or other nominee on how to vote your shares and are invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, dealer, bank or other nominee.

How many votes do I have?

Each holder of record as of the close of business on the Record Date is entitled to one vote for each share of common stock held by such holder on the Record Date. As of April 28, 2015, 50,101,876 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The Company expects the number of outstanding shares will not materially change as of the Record Date.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends a vote:

1.	FOR the election of the three director nominees to serve until the 2018 Annual Meeting of Stockholders;

2.	FOR the approval of an amendment to the Company’s 2009 Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 shares;

3.	FOR the advisory vote on executive compensation;

4.	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015; and

5.	at the discretion of the proxy holders with respect to any other matter that is properly presented at the Annual Meeting.

How do I cast my vote?

You may vote “for,” “against” or abstain from voting for the matters to be voted on.

If you are a holder of record, you can vote in person at the Annual Meeting or by proxy prior to the Annual Meeting. The Annual Meeting will be held at our headquarters located at 9645 Scranton Road, Suite 205, San Diego, California 92121. You may call the Company’s Secretary by telephone at (858) 812-3400 to obtain directions to the Annual Meeting. If you decide to vote by proxy, you may do so in any one of the following three ways:

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By telephone. You may vote your shares 24 hours a day by calling the number listed on your proxy card, and following the instructions provided by the recorded message. You will need to enter identifying information that appears on your proxy card. The telephone voting system allows you to confirm that your votes were properly recorded.

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By Internet. You may vote your shares 24 hours a day by logging onto a secure website, which will be listed on your proxy card, and following the instructions provided. You will need to enter identifying information that appears on your proxy card. As with the telephone voting system, you will be able to confirm that your votes were properly recorded.

•	By mail. If you received a proxy card, you may complete, sign, date and promptly return the enclosed proxy card to the Secretary of the Company in the postage-paid return envelope that was provided.

If you submit a valid proxy to us before the Annual Meeting, we will vote your shares as you direct (unless your proxy is subsequently revoked in the manner described below). Telephone and Internet voting is available through 1:00 a.m. Pacific time on Wednesday, June 24, 2015. If you vote by mail, your proxy card must be received before the Annual Meeting to assure that your vote is counted.

If your shares are held in “street name,” your broker, dealer, bank or other nominee will provide you with instructions on how to vote your shares. To be sure your shares are voted in the manner you desire, you should instruct your broker, dealer, bank or other nominee on how to vote your shares.

Instructing your broker, dealer, bank or other nominee how to vote your shares is important due to the stock exchange rule that prohibits your broker, dealer, bank or other nominee from voting your shares with respect to certain proposals without your express voting instructions. If you hold your shares in “street name” and wish to attend the Annual Meeting and vote your shares in person, you must obtain a valid proxy from your broker, dealer, bank or other nominee.

Can I revoke my proxy?

Yes. However, your presence at the Annual Meeting will not automatically revoke your proxy. If you are a registered holder, you may change or revoke your proxy at any time before a vote is taken at the meeting by giving notice to the Company’s Secretary in writing during the Annual Meeting or in advance of the meeting by executing and forwarding to the Company’s Secretary a later-dated proxy or by voting a later proxy over the telephone or the Internet. If your shares are held in “street name,” you should check with the broker, dealer, bank or other nominee that holds your shares to determine how to change or revoke your vote.

What if I return a signed proxy card but do not provide voting instructions?

All properly submitted proxies, unless revoked in the manner described above, will be voted at the Annual Meeting in accordance with your instructions on the proxy. If a properly executed proxy gives no specific voting instructions, the shares of common stock represented by your proxy will be voted:

1.	FOR the election of the three director nominees to serve until the 2018 Annual Meeting of Stockholders;

2.	FOR the approval of an amendment to the Company’s 2009 Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 shares;

3.	FOR the advisory vote on executive compensation;

4.	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015; and

5.	at the discretion of the proxy holders with respect to any other matter that is properly presented at the Annual Meeting.

What will constitute a quorum at the Annual Meeting?

Holders of a majority of shares of our common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the Annual Meeting. In addition, abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker, dealer, bank or other stockholder of record holding shares for a beneficial owner submits a proxy for a meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If there is no quorum, then either the chairman of the meeting or the holders of a majority in voting power of the shares of common stock that are entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting to a later date.

How many votes are required to approve each proposal?

Proposal 1. Assuming that a quorum is present, the directors will be elected by a plurality of the votes cast by holders of our common stock. Abstentions and broker non-votes will have no effect on Proposal 1.

Proposal 2. Assuming that a quorum is present, the approval of the amendment to the 2009 Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 shares will require the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 2. Broker non-votes will have no effect on Proposal 2.

Proposal 3. Assuming that a quorum is present, the approval of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 3. Broker non-votes will have no effect on Proposal 3.

Proposal 4. Assuming that a quorum is present, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 requires the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 4. Proposal 4 is considered a routine matter under applicable rules. A broker, dealer, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Please complete, sign, date and promptly return each proxy card to ensure that all your shares are voted.

Where else are the proxy materials available?

The Proxy Statement, the Company’s 2014 Annual Report and related materials are available for your review at www.nvtl.com/proxymaterials.

Who will bear the costs of soliciting votes for the Annual Meeting?

The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the Securities Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2015: The Notice of Annual Meeting, Proxy Statement and the Company’s 2014 Annual Report are available at www.nvtl.com/proxymaterials.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

There are currently seven directors serving on the Board and one vacancy. In accordance with the terms of the Second Amended and Restated Bylaws of the Company (the “Bylaws”), this vacancy may be filled by the affirmative vote of a majority of the remaining directors.

The Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”) has recommended that each of Alex Mashinsky, Robert Pons and David Werner be elected to serve a three-year term expiring at the 2018 Annual Meeting of Stockholders. Mr. Mashinsky is an incumbent director who was originally appointed to the Board pursuant to the terms of that certain letter agreement, dated April 29, 2014 (the “Letter Agreement”), by and among the Company and each of Cobb H. Sadler, Edward T. Shadek, Robert Ellsworth, Mr. Mashinsky, Richard A. Karp, Maguire Financial, LP, a Delaware limited partnership, Maguire Asset Management, LLC, a Delaware limited liability company, and Timothy Maguire. Mr. Pons is an incumbent director who was originally appointed to the Board pursuant to the terms of that certain Investors’ Rights Agreement, dated September 8, 2014 (the “Investors’ Rights Agreement”), by and between the Company and HC2 Holdings 2, Inc. (“HC2 Holdings”). Mr. Werner is an incumbent director and stands for re-election at the Annual Meeting.

This section contains information about the director nominees and the directors whose terms of office continue after the Annual Meeting. The directors will be elected by a plurality of the votes cast by holders of our common stock at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal. Proxies cannot be voted for a greater number of persons than three, the number of nominees named above.

The Board Recommends a Vote FOR Each of the three Director Nominees.

Nominees to be Elected for a Term Expiring at the 2018 Annual Meeting of Stockholders

Alex Mashinsky, age 49, has served as a director since April 2014 and as the Company’s Chief Executive Officer since June 2014. Mr. Mashinsky has served as Managing Partner of Governing Dynamics since 2004. Governing Dynamics is an early stage investment and development company. Between May and December 2013, Mr. Mashinsky served on the board of directors of Tellabs, a publicly traded telecommunications company, until it was acquired in December 2013. In 2004, Mr. Mashinsky founded GroundLink, a transportation marketplace that aggregates, manages and executes ground travel services on a global scale. Mr. Mashinsky served as CEO of GroundLink through 2011. Also in 2004, Mr. Mashinsky founded Transit Wireless, a wireless distributed antenna systems company that provided wireless data coverage to 300 of New York City’s subway stations. Between 1995 and 2003, Mr. Mashinsky founded and operated companies in the information technology sector, including Arbinet. Mr. Mashinsky attended Tel Aviv University and Israel Open University. Mr. Mashinsky’s experience in technology and venture capital industries and his success in founding, operating and growing businesses provide him an informed background for service as a director and officer of the Company.

Robert Pons, age 58, has served as director since October 2014. Mr. Pons has served as a director of HC2 Holdings, Inc., a Delaware corporation (“HC2”), since September 2011. HC2 Holdings is a wholly owned subsidiary of HC2. Mr. Pons also served as President and Chief Executive Officer of HC2 from August 2013 to January 2014 and Executive Chairman of HC2 from January 2014 to April 2014 and has served as Executive

Vice President of Business Development since April 2014. From February 2011 to April 2014 he was Chairman of Live Microsystems, formerly Livewire Mobile, Inc., a comprehensive one-stop digital content solution for mobile carriers. From January 2008 until February 2011, Mr. Pons was Senior Vice President of TMNG Global, a leading provider of professional services to the communications, converging media and entertainment industries and the capital formation firms that support them. From January 2004 until April 2007, Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. From August 2003 until January 2004, Mr. Pons served as interim Chief Executive Officer of SmartServ Online, Inc. on a consulting basis. From March 1999 to August 2003, he was President of FreedomPay, Inc., a wireless device payment processing company. During the period from January 1994 to March 1999, Mr. Pons was President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons also currently serves on the board of directors of Concurrent Computer Corporation, a global leader in multi-screen video delivery, media data management and monetization platforms, DragonWave, Inc., a leading provider of high-capacity wave solutions for next generation IP networks, and as Vice-Chairman of MRV Communications. Within the past five years, he has also served on the boards of directors of Proxim Wireless Corporation, Network-1 Security Solutions, Inc. and Arbinet Corporation. Mr. Pons received a Bachelor of Arts from Rowan University. Mr. Pons’s experience serving on public company boards of directors and his industry experience, knowledge and relationships provide a relevant and informed background for him to serve as a member of our Board, a member of the Audit Committee of our Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee and as Chairman of the Compensation Committee of our board (the “Compensation Committee”).

David Werner, age 63, has served as a director since January 2004. Mr. Werner has been Co-Chief Executive Officer of Aerofit, LLC, an engineered component manufacturer, and Co-Chief Executive Officer of Consolidated Aerospace Manufacturing, LLC, an engineered component manufacturer, since December 2012. Previously, Mr. Werner was a co-owner of Aerofit, Inc., from March 2004 to December 2012. From 2002 to 2004, Mr. Werner was a partner in an acquisition and business development venture serving the engineered components market. Mr. Werner also served as Executive Vice President and Chief Financial Officer of Day Runner, Inc. from 1999 to 2002. From 1994 to 1999, Mr. Werner was Executive Vice President and a member of the board of directors of Kaynar Technologies, Inc., a specialty component manufacturer. From 1990 to 1993, he served as Vice President and Chief Financial Officer of Microdot, Inc. From 1978 to 1990, Mr. Werner served in various accounting, financial, operating and executive positions with Lear Siegler. From 1974 to 1978, Mr. Werner worked for Peat, Marwick, Mitchell & Co. (currently KPMG). Mr. Werner is a certified public accountant (inactive) and received a Bachelor of Science in Business Administration and a Master of Business Administration from the University of Southern California. Mr. Werner brings leadership, financial experience and a background in executive management to the Board. Mr. Werner has a strong understanding of the issues affecting the Company as a result of more than 20 years of executive experience in various industries. With his background in accounting and finance, Mr. Werner also brings an understanding of financial issues to the Board and the Audit Committee.

Directors With Terms Expiring at the 2016 Annual Meeting of Stockholders

James Ledwith, age 69, has served as a director since March 2008 and served as our lead independent director from April 2010 through April 2014. Mr. Ledwith served as a partner at Cohn Reznick, LLP, formerly J.H. Cohn LLP, an accounting and consulting firm, from 1992 until his retirement in 2009 and has been a lecturer at San Diego State University from 2000 to 2007 and from 2011 to the present. Mr. Ledwith served as a director of San Diego Trust Bank, a privately held community bank from 2004 until its sale in June 2013. Mr. Ledwith is a certified public accountant and received a Bachelor of Science in Business Administration from Babson College and a Masters of Business Administration from the Wharton Graduate Division of the University of Pennsylvania. Mr. Ledwith spent his career primarily in public accounting and has extensive knowledge of accounting and financial reporting rules and regulations. Mr. Ledwith’s educational background and accounting expertise provide a solid background for him to advise and consult with the Board on financial and audit-related matters as Chairman of the Audit Committee and on compensation-related matters as a member of the Compensation Committee.

Sue Swenson, age 66, has served as a director since June 2012 and as Chair of the Board since April 2014. Ms. Swenson has more than 20 years of executive management experience in the telecommunications industry and considerable experience serving on the boards of growing technology companies. Since 1994, she has been a director of Wells Fargo and sits on their Audit and Examination Committee and Governance and Nominating Committee. Ms. Swenson also serves as a director on the boards of Spirent Communications Plc, Harmonic, Inc., and FirstNet, and has previously served on boards of numerous public and private companies, including Leap Wireless International, mBlox, and Palm. Ms. Swenson retired in 2011 as President and Chief Executive Officer of Sage Software, Inc., a position she had held since 2008. Before joining Sage Software, Ms. Swenson held positions in a variety of telecom companies, including as Chief Operating Officer of Atrinsic, Inc. (formerly known as New Motion, Inc.), Chief Operating Officer of Amp’d Mobile, Inc., President and Chief Executive Officer of Leap Wireless International, Inc., and President and Chief Executive Officer of Cellular One. Ms. Swenson’s substantial experience at, and knowledge regarding, high technology companies, including wireless communication companies, provide a particularly relevant and informed background for her to use on the Board and as a member of the Compensation Committee.

Directors With Terms Expiring at the 2017 Annual Meeting of Stockholders

Philip Falcone, age 52, has served as director since October 2014. Mr. Falcone was originally appointed to the Board pursuant to the terms of the Investors’ Rights Agreement. Mr. Falcone has served as a director of HC2 since January 2014 and as Chairman of the Board, President and Chief Executive Officer of HC2 since May 2014. Mr. Falcone served as President of Harbinger Group Inc., a diversified holding company (“HGI”), from 2009 to 2011 and as a director, Chairman of the Board and Chief Executive Officer of HGI from 2009 to 2014. Mr. Falcone served as Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC (“Harbinger Capital”) and certain of its affiliates, all affiliates of HGI, from 2001 to 2014. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital where he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone received a Bachelor of Arts in Economics from Harvard University. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Mr. Falcone has a strong financial background, including significant experience working with companies in the information technology and broadband industry, and experience serving on public company boards of directors which make him well-suited to serve on our Board.

Russell Gerns, age 77, has served as director since September 2009. Mr. Gerns has more than 27 years of operational and finance experience, having participated in the founding and dramatic growth of numerous high-tech companies, including Scientific Data Systems (which was acquired by Xerox Corporation), Computer Machinery Corporation, Cipher Data Products and Rexon, Inc. (which was acquired by Legacy Storage Systems Corporation). Since 1985, Mr. Gerns has concentrated on venture capital financing of start-up companies, private equity investments, and company acquisitions. He was a member of the Board of Advisors of the UCLA Anderson School of Management Center for Entrepreneurial Studies and has taught as a professor of business management at Pepperdine University. Mr. Gerns earned his Bachelor of Science in Business Administration from the University of California, Los Angeles. Mr. Gerns’ experience in technology and venture capital industries and his success in founding, operating and growing businesses, as well as his prior experience serving on public company boards of directors, provide him an informed background for service as a director of the Company and as the Chairman of the Nominating and Corporate Governance Committee.

CORPORATE GOVERNANCE

Director Independence

Under the listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of our Board must be independent. The Board has determined that our current non-management directors, Mr. Falcone, Mr. Gerns, Mr. Ledwith, Mr. Pons, Ms. Swenson and Mr. Werner, are each independent of the Company and management within the meaning of the NASDAQ listing requirements. Mr. Mashinsky is not “independent” under the NASDAQ listing requirements because he is an employee of the Company.

Two of the three former directors that served during the Company’s 2014 fiscal year, Mr. Karp and General Wakelin, were both determined by our Board to be independent of the Company and management within the meaning of the NASDAQ listing requirements. Mr. Leparulo, our former Chief Executive Officer, was not “independent” under the NASDAQ listing requirements during the portion of 2014 during which he was also an employee of the Company.

Director Nominations

Qualifications. The Nominating and Corporate Governance Committee considers a number of factors in its evaluation of director candidates, including the members of the Board eligible for re-election. These factors include relevant business experience, expertise, character, judgment, length of potential service, independence, other commitments and the current needs of the Board and its committees. In the case of incumbent directors, the Nominating and Corporate Governance Committee also considers a director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance.

While the Nominating and Corporate Governance Committee has not established specific criteria related to a director candidate’s age, education, experience level or skills, it expects qualified candidates will have appropriate experience and a proven record of business success and leadership. The Nominating and Corporate Governance Committee believes the Board should be comprised of a diverse group of individuals with significant and relevant senior management and leadership experience, an understanding of technology relevant to the Company and its business, a long-term and strategic perspective and the ability to advance constructive debate and a global perspective. While the Board considers diversity in its evaluation of candidates, the Board does not have a policy specifically focused on diversity.

Stockholder Recommendations. The Nominating and Corporate Governance Committee considers recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by an individual director or the Nominating and Corporate Governance Committee.

Stockholders may recommend candidates at any time. However, to be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy statement for our next annual meeting, the recommendations must be in proper form and delivered to, or mailed and received at, the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of this year’s annual meeting; provided, however, that if the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, the recommendation must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. A stockholder’s notice recommending a candidate must include the following:

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As to each Nominating Person (as defined below), the (i) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the Company’s books and records); and (ii) the class or series and number of shares of the Company’s common stock that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Nominating Person;

•	As to each Nominating Person, any Disclosable Interests (as defined in Section 5(c)(ii) of the Bylaws;

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As to each Nominating Person, (i) a representation that the Nominating Person is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the recommendation and (ii) a representation as to whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the recommendation and/or (2) otherwise to solicit proxies or votes from stockholders in support of the recommendation; and

•

As to each person whom a Nominating Person proposes to nominate for election as a director, (i) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective associates or any other participants in such solicitation, and any other persons with whom such proposed nominee (or any of his or her respective associates or other participants in such solicitation) is Acting in Concert (as defined in Section 5(c) of the Bylaws), on the other hand, (iii) a completed and signed questionnaire, representation, and agreement as provided in Section 6(h) of the Bylaws.

For purposes of this Proxy Statement, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any participant with such stockholder or beneficial owner in such solicitation or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert (as defined in Section 5(c) of the Bylaws). The Nominating Person’s notice must be signed and delivered to the following address: Novatel Wireless, Inc., c/o Corporate Secretary, 9645 Scranton Road, Suite 205, San Diego, California 92121.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, the non-management directors or specific directors by mail addressed to: Novatel Wireless, Inc., c/o Corporate Secretary, 9645 Scranton Road, Suite 205, San Diego, California 92121. The communication should clearly indicate whether it is intended for the Board, the non-management directors or a specific director. Our Corporate Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the functioning of the Board.

Code of Ethics

The Board has adopted a code of business conduct and ethics applicable to all our directors, officers and employees. The purpose of the code of business conduct and ethics is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report concerns regarding possible unethical or unlawful conduct and to help enhance and formalize our culture of integrity, respect and accountability. We distribute copies of the code to, and conduct periodic training sessions regarding its content for, our newly elected directors and newly hired officers and employees. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investors tab under “Corporate Governance” as required by applicable law. A copy of our code of business conduct and ethics is available on our website under the Investors tab under “Corporate Governance” at http://novatelwireless.com.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

The Board currently consists of seven members, six of whom are non-management directors. The Board is divided into three classes with each class serving a three-year term. The term of one class expires at each annual meeting of stockholders of the Company.

Board Meetings and Director Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all meetings of the Board and the committees on which he or she serves. In 2014, the Board met 20 times, 16 of which were telephonic meetings. Each Board member attended at least 75% of the meetings of the Board and the committees on which he or she served during the period for which he or she was a director or committee member.

Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. However, we encourage, but do not require, our directors to attend. Four directors attended the 2014 Annual Meeting of Stockholders, including three of our current directors, Mr. Mashinsky, Mr. Ledwith and Ms. Swenson.

Board Committees

The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. All of the charters are publicly available on our website at www.novatelwireless.com in the Investors tab under “Corporate Governance.” You may also obtain a copy of these charters upon written request to our Corporate Secretary at our principal executive offices.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board appoints committee members annually. The table below sets forth the current composition of our Board committees:

Name	Audit Committee			Compensation Committee			Nominating and Corporate Governance Committee
Russell Gerns							✓	(Chair	)
James Ledwith	✓	(Chair	)	✓
Alex Mashinsky
Sue Swenson				✓
Robert Pons	✓			✓	(Chair	)	✓
Philip Falcone
David A. Werner	✓

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and internal control over financial reporting. The functions and responsibilities of the Audit Committee include:

•	engaging our independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	reviewing with management and the independent registered public accounting firm the scope and the planning of the annual audit;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm and management’s response to the recommendations of that firm;

•	discussing with management and the independent registered public accounting firm, as appropriate, the Company’s policies with respect to financial risk assessment and financial risk management;

•	overseeing compliance with applicable legal and regulatory requirements, including ethical business standards;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the Audit Committee Report to be included in our annual proxy statement;

•	monitoring ethical compliance, including review of related party transactions; and

•	periodically reviewing the adequacy of the Audit Committee charter.

In 2014, the Audit Committee met five times, one of which was a telephonic meeting.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee must have the ability to read and understand fundamental financial statements and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or another comparable experience or background. The Board has determined that each member of the Audit Committee is “independent” as defined by the NASDAQ listing requirements and SEC rules. The Board has also determined that Mr. Ledwith, the Chair of the Audit Committee, meets the requirements of an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee establishes, administers and oversees compliance with our policies, programs and procedures for compensating our executive officers and the Board. The functions and responsibilities of the Compensation Committee include:

•	establishing and reviewing our general compensation policies and levels of compensation applicable to our executive officers and our non-management directors;

•	evaluating the performance of, and determining the compensation for, our executive officers, including our chief executive officer;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of our executive compensation programs;

•

administering our employee benefits plans, including approving awards of stock, restricted stock units (“RSUs”) or stock options to employees and other parties under our equity incentive compensation plans;

•

reviewing and discussing with management the disclosures contained in the Compensation Discussion and Analysis to be included in our annual reports on Form 10-K, registration statements, proxy statements or information statements;

•	preparing the Compensation Committee Report to be included in our annual proxy statement; and

•	periodically reviewing the adequacy of the Compensation Committee charter.

In 2014, the Compensation Committee met seven times, three of which were telephonic meetings. The Board has determined that each member of the Compensation Committee is “independent” as defined by the NASDAQ listing requirements.

The Compensation Committee has the sole authority to retain and supervise one or more outside advisors, including outside counsel and consulting firms, to advise the Committee on executive and director compensation matters and to terminate any retained adviser. In addition, the Committee has the sole authority to approve the fees of an outside adviser and other retention terms.

In late 2013, the Compensation Committee retained the compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise the Compensation Committee on executive and director compensation matters for director and executive officer compensation for 2014. In late 2014, the Compensation Committee retained a new compensation consultant, Compensia, Inc. (“Compensia”), to replace Meridian. Compensia was engaged to prepare a report and make recommendations to the Compensation Committee with regard to selecting an appropriate peer group of comparator companies and determining compensation of certain newly appointed executive officers and 2015 compensation of non-management directors.

The Compensation Committee reviewed the services provided by Meridian and Compensia to the Compensation Committee and based on this review has determined that the provision of such services did not give rise to any conflict of interest, taking into account such factors as required by the SEC and applicable law and such other factors as the Compensation Committee determines are relevant.

Nominating and Corporate Governance Committee

The functions and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and recommending a set of corporate governance guidelines applicable to the Company;

•

identifying and evaluating candidates to serve on the Board, including determining whether incumbent directors should be nominated for re-election to the Board, and reviewing and evaluating director nominees submitted by stockholders;

•	reviewing possible conflicts of interest of prospective Board members;

•	recommending director nominees;

•	establishing procedures and guidelines for individuals to be considered to become directors;

•	recommending the appropriate size and composition of the Board and each of its committees;

•	overseeing periodic evaluations of the performance of the Board, the Board committees and the directors;

•	monitoring the continued legal compliance of our established principles and policies; and

•	periodically reviewing the adequacy of the Nominating and Corporate Governance Committee charter.

In 2014, the Nominating and Corporate Governance Committee met one time. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the NASDAQ listing requirements.

Board Leadership Structure

Until April 2014, the Company combined the positions of Chairman and Chief Executive Officer and the Board annually elected an independent director to serve as lead director. Mr. Ledwith served as lead director for the last several years. In April 2014, the Board separated these two roles and created the role of Chair of the Board to be filled by an independent director. Ms. Swenson was elected to serve as Chair of the Board. With the creation of the position of Chair of the Board, the Board has eliminated the position of lead director.

The primary responsibilities of the Chair of the Board include, among other things:

•	creating the agenda for, and requesting the information to be provided in connection with, Board meetings;

•	convening and presiding at meetings of directors;

•	acting as a liaison between the directors and the Chief Executive Officer; and

•	acting as a liaison for communication with Company stockholders.

Board’s Role in Risk Oversight

The Board plays an active role in the Company’s risk oversight and is responsible for overseeing the processes established to report and monitor systems that mitigate material risks applicable to the Company. The Board delegates certain risk management responsibilities to the committees of the Board. The Audit Committee reviews and discusses with management the Company’s policies regarding risk assessment and risk management and the Company’s significant financial risk exposures and the actions that management has taken to limit, monitor or control those exposures. The Compensation Committee reviews the compensation of the Company’s executive officers at least annually and considers the design of compensation programs and arrangements and potential risks presented thereby. The Nominating and Corporate Governance Committee considers potential risks presented by corporate governance issues affecting the Company and makes recommendations to the Board as appropriate. Each of these committees regularly reports to the Board on matters that involve the specific areas of risk that each committee oversees. The Board also receives regular reports on the Company’s risk management from senior representatives of the Company’s independent registered public accounting firm.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Upon the recommendation of the Compensation Committee, the Board makes all compensation decisions for our non-management directors. In recommending director compensation, the Compensation Committee considers, among other things, the amount of time required of directors to fulfill their duties. A director who is also an employee of the Company does not receive additional compensation for serving as a director.

Cash Compensation. The table below summarizes the components of cash compensation payable to our non-management directors for Board and Board committee service in 2014, which was unchanged from 2013. The Company also reimburses directors for reasonable expenses incurred in connection with attending Board and Board committee meetings.

Board Service:
Annual Retainer	$20,000
Additional Retainer for Chair of the Board(1)	$15,000
Meeting Fee (in person)	$1,500
Meeting Fee (telephonic)	$750

Board Committee Service:
Audit Committee Chair	$10,000
Compensation Committee Chair	$5,000
Nominating and Corporate Governance Committee Chair	$5,000
Meeting Fee (in person)	$1,000
Meeting Fee (telephonic)	$500

(1)	This amount was paid to the lead independent director during the first four months of the 2014 fiscal year.

In order to conserve the Company’s cash resources, on September 11, 2014, each member of the Board accepted shares of our common stock in lieu of cash compensation payable for Board and Board committee service during the second quarter of 2014. These shares were granted pursuant to the terms of our 2009 Incentive Plan.

For 2015, the Compensation Committee adopted Compensia’s recommendation that, consistent with the compensation practices of the Company’s peers, the Company compensate its non-management directors by paying them an annual cash retainer fee without any additional per meeting attendance fees as the Company had done in previous years. At its meeting held on February 12, 2015, the Board approved the Compensation Committee’s recommendation to pay the following components of cash compensation to our non-management directors for Board and Board committee service in 2015, retroactively effective for service beginning on January 1, 2015.

Board Service:
Annual Retainer	$40,000
Additional Retainer for Chair of the Board	$40,000

Board Committee Service:
Audit Committee Chair	$20,000
Compensation Committee Chair	$14,000
Nominating and Corporate Governance Committee Chair	$10,000
Audit Committee Members	$10,000
Compensation Committee Members	$6,000
Nominating and Corporate Governance Committee Members	$5,000

Equity-Based Compensation. In March 2014, the Board approved the Compensation Committee’s recommendation that non-management directors would be granted a specified number of RSUs (50,847 each), which on the date of grant yielded an economic value of $90,000, as partial compensation for their Board service in 2014. These RSUs vest in three equal annual installments beginning on the first anniversary of the grant date and will be settled in shares of our common stock.

For 2015, based on market data provided by Compensia, the Compensation Committee recommended that, consistent with the compensation practices of a group of similarly situated comparison companies, the Company’s non-management directors should receive an annual grant of RSUs that vest on the first anniversary of the grant date, as opposed to the three year vesting schedule the Company has used in the past.

In February 2015, the Board approved the Compensation Committee’s recommendation that the Company grant each non-management director a specified number of RSUs (18,722 each), which on the grant date yielded an economic value of $85,000, as partial compensation for their Board service in 2015. These RSUs will vest in full on March 16, 2016 and will be settled in shares of our common stock.

Director Compensation Table. The table below summarizes the compensation paid to our non-management directors for 2014.

Name(1)(2)	Fees Earned or Paid in Cash(3)	Stock Awards(4)(5)	Total
Philip Falcone	$6,924	$99,833	$106,757
Russell Gerns	$43,288	$100,169	$143,452
James Ledwith	$56,486	$100,169	$156,655
Robert Pons	$10,842	$99,833	$110,675
Sue Swenson	$52,514	$100,169	$152,683
David A. Werner	$47,000	$100,169	$147,169
Richard A. Karp(6)	$28,089	$99,939	$128,028
John Wakelin(7)	$27,060	$100,169	$127,229

(1)	Alex Mashinsky, our current Chief Executive Officer, was appointed to the Board on April 29, 2014 as a non-management director and accrued compensation for his service as a non-management director from that date through June 12, 2014 when he was appointed interim Chief Executive Officer. After June 12, 2014, he continued to serve on our Board, but did not accrue or receive compensation for his service as a director other than his compensation as an employee of this Company. The compensation received by Mr. Mashinsky as an employee of the Company, as well as compensation received as a non-management director prior to becoming an employee, is shown in the Summary Compensation Table in this Proxy Statement.
(2)	Peter V. Leparulo, our former Chief Executive Officer, is not included in this table because he was an employee of the Company and received no additional compensation for his service as a director. The compensation received by Mr. Leparulo as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement. Mr. Leparulo resigned from the Board effective as of October 14, 2014.
(3)	Includes the value of fully vested RSUs granted to non-management directors in lieu of cash compensation as follows: Mr. Gerns (4,605 shares), Mr. Ledwith (6,134 shares), Ms. Swenson (5,708 shares), Mr. Werner (5,702 shares) and Mr. Karp (3,114 shares).
(4)	The amounts in this column reflect the aggregate grant date fair value of the stock awards granted in 2014 as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Stock Incentive and Employee Stock Purchase Plans” in the Company’s Form 10-K for the year ended December 31, 2014.
(5)	As of December 31, 2014, the number of shares of restricted stock and/or shares underlying outstanding RSUs held by each of our current directors listed in the table above were as follows: Mr. Falcone (29,801 shares), Mr. Gerns (66,957 shares), Mr. Ledwith (66,957 shares), Mr. Pons (29,801 shares), Ms. Swenson (66,957 shares) and Mr. Werner (66,957 shares).
(6)	Mr. Karp resigned from the Board effective as of December 17, 2014.
(7)	General Wakelin resigned from the Board effective as of August 3, 2014.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers:

Name	Age	Position with the Company
Alex Mashinsky	49	Chief Executive Officer
Slim Souissi	50	President and Chief Operations Officer
Michael Newman	46	Executive Vice President and Chief Financial Officer
John Carney	53	Executive Vice President, Sales and Marketing
Stephen Sek	49	Senior Vice President and Chief Technology Officer

Alex Mashinsky has served as a director since April 2014 and as Chief Executive Officer since June 2014. Mr. Mashinsky has served as Managing Partner of Governing Dynamics since 2004. Governing Dynamics is an early stage investment and development company. Between May and December 2013, Mr. Mashinsky served on the board of directors of Tellabs, a publicly traded telecommunications company, until it was acquired in December 2013. In 2004, Mr. Mashinsky founded GroundLink, a transportation marketplace that aggregates, manages and executes ground travel services on a global scale. Mr. Mashinsky served as CEO of GroundLink through 2011. Also in 2004, Mr. Mashinsky founded Transit Wireless, a wireless distributed antenna systems company that provided wireless data coverage to 300 of New York City’s subway stations. Between 1995 and 2003, Mr. Mashinsky founded and operated companies in the information technology sector, including Arbinet. Mr. Mashinsky attended Tel Aviv University and Israel Open University.

Slim S. Souissi has served as our President and Chief Operations Officer since June 2014, as our Senior Vice President and Chief Technology Officer from 2004 to 2014, as our Vice President and Chief Technology Officer from 2002 to 2004, as our Vice President of Emerging Technologies from 2001 to 2002 and as our Principal Research Scientist from 2000 through 2001. Prior to joining the Company in 2000, Dr. Souissi was Principal Staff Engineer in Motorola’s research and development operation from November 1994 to May 2000. Dr. Souissi earned a Ph.D. and Master of Science in Electrical Engineering from the Georgia Institute of Technology, a Master of Science in Digital Signal Processing from the Ecole Superieure d’Electricite (France) and a Master of Science in Engineering from the Ecole Centrale Marseille (France). Dr. Souissi holds over 50 U.S. patents, all related to wireless technology.

Michael Newman has served as our Executive Vice President and Chief Financial Officer since September 2014. He was appointed to serve as Secretary of the Company in October 2014. Prior to joining the Company, Mr. Newman served as Chief Financial Officer of Websense, Inc., a global leader of advanced IT security solutions from 2011 to 2014. From 2002 to 2011, he served in several other senior executive level positions at Websense, Inc., including General Counsel and Chief Administrative Officer. During his time with Websense, Inc., Mr. Newman was responsible for accounting, finance, tax, human resources, legal, information technology, facilities and sales operations functions. Prior to joining Websense, Inc. Mr. Newman managed securities and corporate development matters in the legal department for Gateway, Inc., a publicly-traded computer manufacturer. Mr. Newman holds a Juris Doctor from Harvard Law School and a Bachelor of Science in Business Administration from Georgetown University.

John Carney has served as our Executive Vice President, Sales and Marketing since April 2015. Prior to joining the Company, Mr. Carney was employed by Google Inc. as its Senior Vice President of Global Sales and Go To Market for its Motorola Mobility division from 2012 to 2014. From 2009 to 2012, Mr. Carney served as Senior Vice President of Consumer Marketing for Sprint Nextel Corporation. Prior to that, he served as President and Chief Executive Officer of Affinity Mobile LLC from 2007 to 2009 and with T-Mobile USA as its Senior Vice President of Sales and Service from 2001 to 2006. Mr. Carney received his Bachelor of Science degree in Marketing from University of Illinois and his Master of Science degree in Management Studies from the Kellogg School of Management at Northwestern University.

Stephen Sek has served as our Senior Vice President and Chief Technology Officer since March 2015. Prior to his appointment as Senior Vice President and Chief Technology Officer, Mr. Sek had been employed by the Company as its Vice President of Global Products since September 2013, and had previously worked at the Company from August 2000 to November 2006 serving in various capacities, including as the Company’s director of technology and standards, systems, test and accreditation engineering, general manager of Asia Pacific, and director of customer technical solutions and technologies. Between 2006 and 2013, he served as Chief Technology Officer for Axesstel, Inc., a San Diego-based provider of wireless broadband access, connected home and voice solutions for the worldwide telecommunications market. At Axesstel, he was responsible for leading the office of the Chief Technology Officer, the patent committee, the company’s technology realization and product introduction in all technologies to customers. From 1990 through 2000, Mr. Sek worked at Motorola Inc., where he served in various senior research, engineering and managerial roles for the PCS Advanced Technology Lab, PCS FLEX Technology Systems Division, and Paging and Wireless Data Group. Mr. Sek is a veteran and active participant in technology standards, having been involved in carving the evolution of numerous generations of wireless technologies as a past steering committee member of the CDMA Development Group, a current member of the board of directors of the Portable Computer and Communications Association, a technical contributor to the Third Generation Partnership Project (3GPP2) and an advisor to the Federal Communications Commission. Mr. Sek holds a Bachelor of Science degree from Boston University and a Master of Science degree in Electrical Engineering from the University of Southern California.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Decisions with respect to compensation for our executive officers, including our Chief Executive Officer, are made by the Compensation Committee. The following discussion and analysis is focused primarily on the compensation of our executive officers, with additional detail provided for our named executive officers. Our “named executive officers” are our Chief Executive Officer, our President and Chief Operations Officer, our Chief Financial Officer, our former Chief Executive Officer, our former Interim Chief Financial Officer, our former Senior Vice President and Chief Financial Officer, our former Senior Vice President of Business Affairs, General Counsel and Secretary, and our former Chief Marketing Officer. The compensation of our named executive officers is presented in the tables and related information and discussed under “Executive Compensation” following this section, beginning on page 28.

Recent Developments

The Company has experienced a number of recent board and management changes including, without limitation, the following:

•

On April 29, 2014, the Board appointed Alex Mashinsky and Richard A. Karp to serve as members of the Board, it separated the positions of Chair of the Board and Chief Executive Officer and it appointed Sue Swenson to serve as the independent Chair of the Board. For additional information, see the Company’s Current Report on Form 8-K which was filed with the SEC on May 6, 2014.

•	Effective as of May 31, 2014, Kenneth Leddon resigned from his position as Chief Financial Officer of the Company.

•

Effective June 13, 2014, Mr. Mashinsky became the interim Chief Executive Officer of the Company, replacing Mr. Leparulo, and Slim S. Souissi became the President and Chief Operations Officer of the Company. For additional information, see the Company’s Current Report on Form 8-K which was filed with the SEC on June 16, 2014. The Company subsequently entered into an employment agreement with Mr. Mashinsky which is described in the Company’s Current Report on Form 8-K which was filed on August 6, 2014 and an offer letter agreement with Mr. Mashinsky which is described in the Company’s Current Report on Form 8-K which was filed on November 6, 2014.

•	From June 24, 2014 to September 2, 2014, Thomas D. Allen served as interim Chief Financial Officer.

•

Effective July 11, 2014, Robert M. Hadley resigned from his position as Chief Marketing Officer of the Company and Catherine Ratcliffe left her positions as Senior Vice President of Business Affairs, General Counsel and Secretary.

•	General John Wakelin resigned from his position on the Board effective as of August 3, 2014.

•

On September 2, 2014, the Board appointed Michael Newman to serve as Executive Vice President and Chief Financial Officer of the Company and entered into an offer letter agreement with Mr. Newman. For additional information, see the Company’s Current Report on Form 8-K which was filed with the SEC on September 4, 2014. Mr. Newman was appointed to serve as Secretary of the Company effective as of October 3, 2014.

•	Mr. Leparulo resigned from his position as a member of the Board effective as of October 14, 2014.

•

On October 7, 2014, in accordance with the Investors’ Rights Agreement, the Board appointed Mr. Falcone and Mr. Pons to serve as members of the Board. For additional information, see the Company’s Current Report on Form 8-K which was filed with the SEC on October 14, 2014.

•	Richard A. Karp resigned from his position on the Board effective as of December 17, 2014.

•	Stephen Sek began serving as Senior Vice President and Chief Technology Officer of the Company on March 16, 2015.

•	John Carney commenced employment as Executive Vice President, Sales and Marketing of the Company on April 20, 2015.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

•	Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

•

Alignment with Stockholders. The compensation program should align the interests of our executives with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

•

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain executives while maintaining an appropriate cost structure for the Company.

Committee’s Role in Establishing Compensation

Our Compensation Committee is currently comprised of Mr. Ledwith, Ms. Swenson and Mr. Pons, all of whom are independent directors under the Internal Revenue Code and the rules of NASDAQ and the SEC. The Compensation Committee makes all compensation decisions for our executive officers, including grants of equity awards. The Compensation Committee believes that one of its key functions is to help ensure that our executives are fairly and reasonably compensated based upon their performance and contribution to the Company’s growth and profitability, and it seeks to make compensation decisions that support our compensation philosophy and objectives. The agenda for meetings of the Compensation Committee is determined by its Chair, with the assistance of our Chief Financial Officer, who has responsibility for human resources and compensation matters for non-executive employees of the Company.

The Compensation Committee is authorized to retain advisors with respect to compensation matters. The compensation consultant’s role is to provide independent third-party advice to assist the Compensation Committee in evaluating and designing our executive compensation policies and programs, including:

•	providing recommendations regarding the composition of our comparator group, as described below;

•

reviewing and assisting with recommendations regarding current executive compensation levels relative to the market and our performance, including with respect to the retention and promotion of executive officers;

•	advising on trends in executive compensation, including best practices; and

•	advising on aligning pay and performance.

The Compensation Committee engaged Meridian to provide advice on compensation matters for executive officers and non-management directors for 2014. In late 2014, the Compensation Committee engaged Compensia to advise on compensation matters for newly appointed executive officers and for non-management directors for 2015. The Compensation Committee is responsible for reviewing fees paid to compensation consultants to ensure that the consultants maintain their objectivity and independence when rendering advice to the Committee regarding executive compensation matters.

Management’s Role in Establishing Compensation

Our Chief Executive Officer and our Chief Financial Officer attend some Compensation Committee meetings to discuss matters under consideration by the Committee and to answer questions regarding those matters. The Compensation Committee also regularly meets in executive session without any members of management present.

The Compensation Committee members hold discussions with our Chief Executive Officer concerning the compensation for other executive officers. Our Chief Executive Officer provides his assessment of each individual’s responsibilities and contribution to the Company’s results and potential for future contributions to the Company’s success. The Compensation Committee considers this input, but has final authority to set the compensation amounts for all executive officers in its discretion. The Committee discusses proposals for our Chief Executive Officer’s compensation package with him but always makes final decisions regarding his compensation when he is not present. The Compensation Committee also reviews market data and other relevant information provided by the compensation consultant when considering competitive and market factors in compensation, elements of compensation packages and possible changes to the compensation of our executive officers.

With oversight by the Compensation Committee, our human resources department administers our executive compensation program to implement the compensation decisions made by the Compensation Committee for our executive officers.

Consideration of 2014 Stockholder Advisory Vote

At our 2014 Annual Meeting of Stockholders, we held an advisory “say-on-pay” vote on the compensation of our named executive officers. Our stockholders approved the compensation of our named executive officers, with over 90% of shares cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2014, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation program, with an emphasis on delivering short and long-term incentive compensation that rewards our most senior executives based on achievement of financial, operational and strategic goals and with a view to enhancing stockholder value.

Comparator Group

During the second and third quarters of 2013, the Compensation Committee worked with its independent consultants at Meridian to assess the Company’s executive compensation program, including base salary, total cash compensation and long-term incentive awards, against compensation paid by a comparator group of publicly traded companies compiled by Meridian. In 2012, at the Compensation Committee’s request, Meridian had conducted an independent review of the Company’s existing peer group and made recommendations regarding the composition of the peer group of companies used in the Compensation Committee’s considerations concerning executive officer compensation. In determining executive officer and non-management director compensation for 2014, the Compensation Committee relied upon the custom compensation peer group, developed by Meridian and accepted, with minor modifications, by the Compensation Committee in 2012, which consisted of the following 24 companies:

•	Avid Technology, Inc.
•	Cray Inc.
•	Datalink Corp.
•	DIGI International Inc.
•	Dot Hill Systems Corp.
•	Electronics for Imaging Inc.
•	Emulex Corp.
•	Finisar Corp.
•	Harmonic Inc.
•	InterDigital Inc.
•	Intermec Inc.
•	Newport Corp.
•	Oclaro Inc.
•	OCZ Technology Group Inc.
•	PMC-Sierra Inc.
•	Premiere Global Services Inc.
•	QLogic Corp.
•	Sierra Wireless Inc.
•	Silicon Graphics International Corp
•	STEC Inc.
•	Super Micro Computer Inc.
•	Synaptics Inc.
•	Telecommunication Systems
•	United Online Inc.

In late 2014, at the Compensation Committee’s request, Compensia evaluated the continued use of the foregoing comparator group and advised the Compensation Committee to make certain changes to the peer group used for evaluating executive officer and non-management director compensation. In determining executive officer and non-management director compensation for 2015, the Compensation Committee relied upon the new compensation peer group, developed by Compensia and accepted by the Compensation Committee, which consisted of the following 20 publicly traded companies:

•	8x8
•	Boingo Wireless
•	BroadSoft
•	CalAmp
•	Calix
•	Digi International
•	Dot Hill Systems
•	Emulex
•	Guidance Software
•	Harmonic
•	Jive Software
•	MobileIron
•	MRV Communications
•	Oclaro
•	ShoreTel
•	Silver Spring Networks
•	Spok Holdings
•	TeleCommunication Systems
•	Telenav
•	United Online, Inc.

Review of Compensation Program

In developing an annual compensation program for our executive officers, the Compensation Committee typically considers the following three main factors.

•

Market Competitiveness. The Compensation Committee reviews market data provided by the compensation consultant to evaluate whether changes to the compensation program and pay levels of our executive officers may be appropriate. The Compensation Committee generally seeks to compensate our executive officers by using median compensation levels of the closest corresponding executive positions among our comparator group companies as a data point in determining target pay opportunities.

•

Internal Equity. The Compensation Committee considers the level of total compensation opportunity for the executive officers in relation to one another to ensure that each executive’s contribution to Company performance is appropriately reflected.

•

Individual Performance. The Compensation Committee considers each individual executive’s experience serving in his or her position and the potential for the executive to expand responsibilities and increase contributions to the Company.

Executive Compensation Programs and Policies

The components of our executive compensation program typically provide for a combination of fixed and variable compensation. As described in more detail below, these components are:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation;

•	broad-based employee benefits; and

•	severance and change-in-control benefits.

The Compensation Committee typically allocates a significant percentage of the total compensation for our executive officers to annual and long-term incentives as a result of the compensation philosophy and objectives described above. In evaluating the levels of total compensation, the Compensation Committee reviews tally sheets for each executive officer. The tally sheets detail current and historical compensation for each officer, including target and actual base and bonus compensation, equity grants and other benefits available generally to Company employees (e.g., 401(k) match and life and health insurance).

Base Salary. The base salary for each of our executive officers has historically been paid in cash and represents the fixed portion of his or her total compensation. Base salary compensation is intended to provide a reliable source of income for our executive officers, an important part of retaining our executive officers, and is not subject to the variability of the annual incentive compensation and long-term equity incentive components of our executive compensation programs. The base salary for each of our executive officers is generally reviewed by the Compensation Committee annually. Base salaries are determined on the basis of the factors described above, as well as management responsibilities, level of experience and individual contributions to the Company. Recently, due to cash constraints experienced by the Company, certain executive officers of the Company have agreed to accept RSUs in substitution for a portion of their base salary.

Annual Incentive Compensation. The Compensation Committee believes annual incentive compensation should be a key element of the total compensation opportunity of each executive officer. The Compensation Committee also believes that placing a portion of executive compensation at risk each year appropriately motivates executives to achieve Company and individual goals, thereby enhancing stockholder value.

The Compensation Committee establishes annually the performance metrics and goals that must be achieved for an executive officer to earn an annual incentive compensation award. In establishing performance metrics for each of our executive officers, the Compensation Committee considers both Company objectives and individual objectives. The Company objectives are based on certain financial, operational and commercial goals of the Company as set forth in our operating plan for that year. Individual objectives may be established for each executive officer in light of his or her functional group responsibilities and accompanying goals and expectations.

The Compensation Committee assesses performance by comparing actual results to the performance goals established. Historically, the total potential annual target incentive award payable to any executive officer has been 50% of annual base salary (100% for our Chief Executive Officer). Commencing in 2015, the target bonus awards payable to Mr. Mashinsky and Dr. Souissi are 60% of annual base salary and the target bonus payable to

Mr. Newman is 50% of annual base salary. In approving annual incentive payouts, the Compensation Committee may use its discretion to determine the amounts that otherwise would be payable based upon Company and individual performance, subject to the maximum awards payable. For financial and revenue goals in incentive plans, there may be threshold minimum levels that must be achieved before any payments will be made for such goals. In addition, for these types of goals, there may be over-achievement levels specified up to a maximum amount payable if these goals are over-achieved.

Long-Term Incentive Compensation. Long-term incentive awards are granted to our executive officers under our 2009 Incentive Plan, which was originally approved by our stockholders in June 2009. These awards are intended to align the interests of management with those of our stockholders and are intended as a long-term incentive for future performance. The 2009 Incentive Plan is administered by the Compensation Committee.

Our 2009 Incentive Plan provides for grants of both equity and cash awards, including stock options, stock appreciation rights, restricted stock, RSUs, annual incentive awards, performance shares, performance units and other forms of awards. The availability of these various types of equity and cash awards affords the Compensation Committee the flexibility to design long-term incentive awards that are responsive to our business needs and advance our interests and long-term success. To date, only stock options and RSUs have been granted under the 2009 Incentive Plan. The Compensation Committee believes these forms of equity grants motivate employees and align their interests with the Company’s stockholders. The Compensation Committee also believes that conserving the Company’s cash is important and has not made any cash awards under the 2009 Incentive Plan.

The Compensation Committee views equity incentive awards as a means to encourage management retention because these awards vest over a specified period of time. The Compensation Committee typically consults with its compensation consultants regarding equity awards to the Company’s executive officers and considers the level of total compensation opportunity for the executive officers in relation to one another. The Compensation Committee has historically granted the executive officers a mix of stock option and RSU awards. When making equity incentive award decisions, the Compensation Committee does not consider existing ownership levels because the Committee does not want to discourage our executive officers from holding significant amounts of our common stock.

The Compensation Committee has adopted an equity granting policy that provides for grants to be made on a specific date each year to our executive officers and non-management directors. The Compensation Committee determines the amount and form of the equity to be granted to each individual or uses an established formula for these awards which are then made later on the specific date.

Anti-hedging and Pledging Policy. The Company’s Insider Trading Policy prohibits any pledging or hedging activities in the Company’s stock by the Company’s executive officers, members of the Board and certain other Company employees. The prohibited activities include any pledge of Company stock as well as transactions such as short sales, puts or calls.

Employee Benefits. We do not provide our executive officers or other employees with defined pension benefits, supplemental retirement benefits, post-retirement payments or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all of our U.S. employees who meet certain eligibility requirements.

Except as described below, we provide health, life and other insurance benefits to our executive officers on the same basis as our other full-time employees. All of our U.S. employees are enrolled in our group disability and life insurance plans. Each of our executive officers is entitled to receive a life insurance benefit upon his or her death equal to two times his or her annual base salary in effect on the date of death, up to a maximum benefit of $500,000. Each of our other salaried employees is entitled to a life insurance benefit equal to two times his or her annual base salary in effect on the date of death, up to a maximum benefit of $300,000.

All of our employees, including our executive officers, are eligible to participate in our Employee Stock Purchase Plan (“Purchase Plan”), which has been designed to comply with Section 423 of the Internal Revenue Code. The Compensation Committee believes that the Purchase Plan encourages employees, including our executive officers, to increase their ownership in the Company and further aligns their economic interests with those of our stockholders. The Purchase Plan is designed to appeal primarily to non-executive employees and is not intended to be a meaningful element of our executive compensation program.

We do not provide other perquisites or personal benefits to our executive officers. The Compensation Committee believes that this policy is consistent with its pay-for-performance philosophy. We also do not provide any additional cash compensation to our executive officers to reimburse them for any income tax liability (with the exception of certain circumstances following a change in control) that may arise and become due and payable as a result of their receipt of any cash or equity compensation or benefits.

Severance and Change in Control Benefits. In November 2007, we entered into an employment agreement with Peter V. Leparulo, who was then our Executive Chairman and subsequently served as our Chief Executive Officer. The agreement provided for a minimum annual base salary and annual and long-term incentive compensation opportunities, as well as severance and other benefits. For additional information about the terms of this employment agreement, see “Executive Compensation—Employment Agreements,” beginning on page 30. For additional information about the severance benefits provided under this agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreements,” beginning on page 34. As described above, the Board replaced Mr. Leparulo as Chief Executive Officer in June 2014.

On November 2, 2014, we entered into an offer letter with Mr. Mashinsky which provides that in the event that Mr. Mashinsky is terminated by us without cause or resigns for good reason during the term (each as defined in the offer letter), Mr. Mashinsky will be entitled to receive certain severance payments. In addition, all options and RSUs, other than compensatory RSUs, held by Mr. Mashinsky which are not then vested will vest in full. For additional information about the terms of this offer letter, see “Executive Compensation—Employment Agreements,” beginning on page 30. For additional information about the severance benefits provided under this agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreements,” beginning on page 34.

We have also entered into Change in Control and Severance Agreements with Dr. Souissi and Mr. Newman which provide for certain payments and other benefits to the executives if they are subject to a Covered Termination during a Change in Control Period (each as defined in the severance agreements). For additional information about the terms of Dr. Souissi and Mr. Newman’s severance agreements, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Agreements,” beginning on page 36.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other three most highly compensated executive officers (other than the chief financial officer) of a public company is not deductible for federal income tax purposes unless the compensation qualifies as “performance based compensation.”

In reviewing our executive compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and our executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

2014 Compensation

Base Salaries. During the second half of 2014, the Compensation Committee reviewed recommendations from Compensia, based on data from the relevant comparator group and published studies regarding compensation of executive officers at other public companies, to determine the base salary of Mr. Mashinsky and to reevaluate the base salary of Dr. Souissi.

Annual Incentive Compensation. In connection with the Company’s turnaround efforts in 2014, the Board adopted the 2014 Retention Bonus Plan (the “2014 Plan”) pursuant to which certain of the Company’s full-time employees may become eligible to receive awards from the Company in a total dollar amount equal to 50% of his or her annualized base compensation. Performance milestones and bonus awards under the 2014 Plan relate only to the third and fourth quarters of the Company’s 2014 fiscal year and the first quarter of the Company’s 2015 fiscal year (the “2014 Performance Period”).

Under the terms of the 2014 Plan, if the Company achieves both “positive EBITDA” and “increased cash” (both non-GAAP and as defined in the 2014 Plan) in two consecutive quarters during the 2014 Performance Period, then all full-time employees who were employed with the Company for at least four months during the 2014 Performance Period, and who continue to be employed with the Company on the date that the Company determines achievement of the performance milestones and any applicable payment dates, will be eligible to receive bonus awards under the 2014 Plan. Based upon the Company’s financial results for the quarter ended December 31, 2014, the Company accrued approximately $5.5 million, or 50% of the maximum total target bonus expense payable under the 2014 Plan. However, whether the performance milestones were achieved and any bonus awards were earned cannot be determined until after the end of the first quarter of 2015. Accordingly, no bonus compensation was paid to any of the Company’s executive officers during 2014. The Company may pay the bonuses, in its discretion, using a combination of cash and Company common stock, with the Company having the ability to pay up to 70% of the final achieved bonus in Company common stock.

Commencing April 1, 2015, officers and employees of the Company (“Participants”) will be eligible to receive bonuses under the 2015 Corporate Bonus Plan (the “2015 Plan”), with target bonus amounts set as a percentage of base salary based on rank or job title within the Company (“Bonus Awards”). Bonus Awards under the 2015 Plan will relate only to the second through fourth quarters of the Company’s 2015 fiscal year (the “2015 Performance Period”) and payouts will be 75% of the payout that would have been applicable for a bonus plan based on a full fiscal year.

Under the terms of the 2015 Plan, 75% of each Participant’s Bonus Award will be based on achievement of the Company objectives, with 25% of each Bonus Award earned if the Company meets each of its (i) revenue, (ii) non-GAAP gross margin and (iii) adjusted EBITDA objectives for the 2015 Performance Period. Achievement of at least 85% of the revenue or non-GAAP gross margin performance goals and 50% of the adjusted EBITDA performance goal is required for any payment of the portion of each Bonus Award that is based on achievement by the Company of such goals. The remaining 25% of each Participant’s Bonus Award will be determined by the Compensation Committee based on individual performance during the 2015 Performance Period.

The foregoing descriptions of the 2014 and the 2015 Plan do not purport to be complete and are subject to, and qualified in their entirety by, the terms of such plans which are incorporated herein by reference.

Long-Term Incentive Compensation. In 2014, the Compensation Committee considered several scenarios to address long-term equity compensation. The Compensation Committee reviewed the equity grants of the previous several years and received recommendations from Meridian based on the equity compensation practices of the comparator group of companies. Based upon these considerations, the Compensation Committee decided to grant long-term equity compensation in a mix of stock options and RSUs.

The following table sets forth the economic value (at the time of grant) of the long-term equity incentive award granted to each of our named executive officers in 2014, as well as the number of stock options and RSUs granted to each named executive officer. As described above, Messrs. Leparulo, Leddon, Hadley and Allen and Ms. Ratcliffe are no longer employed by the Company.

Name	Economic Value of Award at Time of Grant	Number of Stock Options	Number of Restricted Stock Units
Alex Mashinsky	$2,380,565	1,000,000	458,488
Slim S. Souissi	568,533	87,712	233,898
Michael Newman	743,288	175,000	225,000
Peter V. Leparulo	1,164,533	179,661	479,096
Kenneth G. Leddon	499,872	77,119	205,650
Robert Hadley	428,460	66,102	176,571
Catherine F. Ratcliffe	469,108	72,373	192,994
Thomas Allen	31,935	0	16,129

Generally, the stock option awards described above vest over a three-year period, with one-third vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the third anniversary of the grant date, and the RSUs vest in three equal installments on the first, second and third anniversary of the grant date. The RSUs granted to Mr. Allen on June 24, 2014 vested in full on September 12, 2014. The Compensation Committee approved equity awards with time-based vesting to create a significant incentive for our executive officers to be employed by the Company for at least three years after the date of grant.

EXECUTIVE COMPENSATION

The following executive compensation tables and related information are intended to be read with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers:

Name and Principal Position	Year	Salary		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Alex Mashinsky(4)	2014	$203,348	(5)	$1,178,406	$1,202,160	$0	$1,364	$2,585,278
Chief Executive Officer

Slim S. Souissi	2014	355,833		460,779	107,754	0	15,912	940,278
President and Chief Operations Officer	2013	307,500		0	89,715	60,600	10,734	468,549
	2012	300,000		252,217	54,089	65,700	10,534	682,540

Michael A. Newman	2014	99,999	(5)	506,250	237,038	0	178	843,465
Executive Vice President, Chief Financial Officer and Secretary

Peter V. Leparulo	2014	456,417		943,819	220,713	0	2,826,255	4,447,204
Former Chief Executive Officer	2013	473,333		0	184,215	186,648	10,734	854,930
	2012	462,000		517,889	111,065	210,000	10,534	1,311,488

Kenneth G. Leddon	2014	185,000		405,131	94,741	0	6,983	691,855
Former Senior Vice President and Chief Financial Officer	2013	291,667		0	73,865	57,570	10,734	433,836
	2012	285,000		207,659	44,534	62,415	10,534	610,142

Robert Hadley	2014	206,538		347,254	81,206	0	9,074	644,072
Former Chief Marketing Officer	2013	287,500		0	85,229	57,570	10,734	441,033
	2012	285,000		239,606	51,385	62,415	10,534	648,940

Catherine F. Ratcliffe	2014	216,648		380,198	88,910	0	9,499	695,255
Former Senior Vice President of Business Affairs, General Counsel and Secretary	2013	275,833		0	75,361	54,540	10,734	416,468
	2012	270,000		211,863	45,436	59,130	10,534	596,963

Thomas D. Allen	2014	92,478		31,935	0	0	0	124,413
Former Interim Chief Financial Officer

(1)	The amounts in these columns reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Stock Incentive and Employee Stock Purchase Plans” in the Company’s Form 10-K for the year ended December 31, 2014.
(2)	Represents cash awards under our annual incentive compensation plans.
(3)	The amounts shown represent Company matching contributions under our 401(k) plan, life insurance premiums paid by the Company, a patent bonus paid to Dr. Souissi and severance benefits paid or accrued in connection with the replacement of our former Chief Executive Officer.

(4)	Mr. Mashinsky served as a non-management director from April 29, 2014 through June 12, 2014. During that time, he accrued compensation for his service on the Board, which he received in the form of 55,215 unvested RSUs on April 29, 2014 and 2,346 fully vested RSUs on September 10, 2014. This compensation is included in the Summary Compensation Table above.
(5)	For 2014, the Company paid 30% of Mr. Newman’s annual salary, and 30% of Mr. Mashinsky’s salary from November 1, 2014 through December 31, 2014, in the form of RSUs.

Grants of Plan-Based Awards

The following table sets forth information regarding the Company’s grants of plan-based awards to named executive officers during 2014 under the Company’s annual incentive plan and 2009 Incentive Plan (as described above, Messrs. Leparulo, Leddon, Hadley and Allen and Ms. Ratcliffe are no longer employed by the Company). In this table, the annual incentive plan is abbreviated as “AIP” and awards under the 2009 Incentive Plan are abbreviated as “RSU” for restricted stock unit awards and “SOA” for stock option awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units (#)(2)	All Other Option Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Threshold	Target	Maximum
Alex Mashinsky	AIP	11/02/2014	282,000	282,000	282,000
	SOA	11/02/2014					700,000	2.85	890,190
	SOA	11/02/2014					300,000	5.00	311,970
	RSU	04/29/2014				55,215			99,939
	RSU	08/04/2014				72,308			135,216
	RSU	09/10/2014				2,346			5,349
	RSU	11/02/2014				9,298			26,499
	RSU	11/02/2014				330,965			943,250
Slim Souissi	AIP	06/18/2014	182,500	182,500	182,500
	SOA	03/04/2014					87,712	1.97	107,754
	RSU	03/14/2014				233,898			460,779
Michael Newman	AIP	09/02/2014	150,000	150,000	150,000
	SOA	09/02/2014					175,000	2.25	237,038
	RSU	09/02/2014				225,000			506,250
	RSU	09/02/2014				13,333			29,999
Peter Leparulo	AIP	—	—	—	—
	SOA	03/14/2014					179,661	1.97	220,714
	RSU	03/14/2014				479,096			943,819
Kenneth Leddon	AIP	—	—	—	—
	SOA	03/14/2014					77,119	1.97	94,741
	RSU	03/14/2014				205,650			405,131
Robert Hadley	AIP	—	—	—	—
	SOA	03/14/2014					66,102	1.97	81,206
	RSU	03/14/2014				176,271			347,254
Catherine Ratcliffe	AIP	—	—	—	—
	SOA	03/14/2014					72,373	1.97	88,910
	RSU	03/14/2014				192,994			380,198
Thomas D. Allen	AIP	—	—	—	—
	RSU	06/24/2014				16,129			31,935

(1)	Represents the potential payout for awards granted under the Company’s 2014 Plan. These awards are subject to the attainment of certain performance goals. The performance goals and target award amounts for determining the payout are described under “Compensation, Discussion and Analysis—Annual Incentive Compensation.” No amounts were earned by or paid to the named executive officers under the 2014 Plan during the Company’s 2014 fiscal year.
(2)

Represents RSUs granted under the Company’s 2009 Incentive Plan. RSUs generally vest over a three-year period, with one-third vesting on each anniversary of the grant date. RSUs granted in lieu of cash compensation or granted as part of an initial employment offer to an executive officer may vest on a different schedule based on the terms of such executive officer’s employment agreement or offer letter.
(3)	Represents stock options granted under the Company’s 2009 Incentive Plan. Stock options generally vest over a three-year period, with one-third vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the third anniversary of the grant date.

Employment Agreements

Alex Mashinsky. On November 2, 2014, the Company entered into a continued employment offer letter agreement with Mr. Mashinsky, pursuant to which Mr. Mashinsky agreed to serve as the Company’s Chief Executive Officer for an initial term of three years (the “Term”). Mr. Mashinsky is entitled to receive an annual base salary of $530,000 as compensation for his services as Chief Executive Officer. Commencing with calendar year 2015, $371,000 of Mr. Mashinsky’s annual base salary will be payable in cash, and the remaining $159,000 of Mr. Mashinsky’s annual base salary will be payable through the issuance of RSUs which will vest in 12 equal monthly installments from the date of grant; provided, however, that beginning in calendar year 2017, Mr. Mashinsky will have the right to elect to receive his full annual base salary in cash. Mr. Mashinsky will also have the opportunity to receive a $282,000 bonus, to the extent that the Board determines that the Company has achieved certain performance goals by the end of the first quarter of 2015 pursuant to the 2014 Plan, and for subsequent periods commencing on April 1, 2015, Mr. Mashinsky will be eligible to receive an annual bonus targeted at 60% of his annual base salary, based on the achievement of criteria to be established by the Compensation Committee of the Board. For a description of the severance benefits provided under this agreement and our other severance agreements, see “—Potential Payments Upon Termination or Change in Control—Employment Agreement.”

Slim S. Souissi. On April 17, 2015, the Company entered into a continued employment offer letter agreement with Dr. Souissi, pursuant to which Dr. Souissi will be entitled to receive an annual base salary of $365,000 as compensation for his services as President and Chief Operations Officer. Commencing on March 16, 2015, $255,500 of Dr. Souissi’s annual base salary will be payable in cash, and the remaining $109,500 of Dr. Souissi’s annual base salary will be payable through the issuance of RSUs which will vest in 12 equal monthly installments from the date of grant; provided, however, that beginning in calendar year 2016, Dr. Souissi will have the right to elect to receive his full annual base salary in cash. Dr. Souissi will also have the opportunity to receive a bonus of $182,500, to the extent that Board determines that the Company has achieved certain performance goals pursuant to the 2014 Plan. For subsequent periods commencing on April 1, 2015, Dr. Souissi will be eligible to receive an annual bonus targeted at 60% of his annual base salary, based on the achievement of criteria to be established by the Compensation Committee. For a description of the severance benefits provided under this agreement and our other severance agreements, see “—Potential Payments Upon Termination or Change in Control—Employment Agreement.”

Michael A. Newman. On September 2, 2014, the Board appointed Mr. Newman to serve as the Company’s Executive Vice President and Chief Financial Officer pursuant to the terms of an offer letter agreement. Mr. Newman will receive an annual base salary of $300,000 as compensation for his services as Executive Vice President and Chief Financial Officer, of which $90,000 is to be paid through the issuance of RSUs which will vest in 12 equal monthly installments from the date of grant; provided, however, that beginning in calendar year 2016, Mr. Newman will have the right to elect to receive his full annual base salary in cash. For calendar year 2014, Mr. Newman was granted $30,000 in RSUs which vested in four equal monthly installments on the last trading day of each of September, October, November and December 2014. Mr. Newman will also have the opportunity to receive a $150,000 bonus to the extent the Board determines that the Company has achieved certain performance goals pursuant to the 2014 Plan. For subsequent periods commencing April 1, 2015, Mr. Newman will be eligible to receive an annual bonus targeted at 50% of his annual base salary, based on achievement of criteria to be established by the Compensation Committee. For a description of the severance benefits provided under this agreement and our other severance agreements, see “—Potential Payments Upon Termination or Change in Control—Employment Agreement.”

Peter Leparulo. In November 2007, we entered into an employment agreement with Mr. Leparulo, who was then our Executive Chairman and subsequently served as our Chief Executive Officer, for an initial term of three years. The agreement provided Mr. Leparulo with an annual base salary of not less than $462,000. The amount of his base salary was increased for the first time under the agreement, effective November 1, 2013, to $530,000. Mr. Leparulo was eligible to receive annual incentive compensation equal to at least 100% of his base salary, based on the achievement of performance goals established by the Board or Compensation Committee. Mr. Leparulo was also entitled to annual equity grants consistent with competitive pay practices generally and appropriate relative to awards made to our other executive officers. Mr. Leparulo was entitled to a $1,000,000 executive term life insurance policy and was entitled to designate the beneficiary of the policy. He was also eligible to participate in our employee benefits plans and programs. As previously disclosed, Mr. Leparulo served as Chairman of the Board until April 29, 2014 and as Chief Executive Officer until June 13, 2014. Mr. Leparulo was entitled to receive severance benefits for termination of employment for any reason other than cause as provided in his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding stock options and RSUs held by our current and former named executive officers that were outstanding at December 31, 2014 (as described above, Messrs. Leparulo, Leddon, Hadley and Allen and Ms. Ratcliffe are no longer employed by the Company).

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Units That Have not Vested(1)
Alex Mashinsky	0	700,000	(2)	$2.85	12/2/17
	0	300,000	(2)	5.00	11/2/19
						55,215	(3)	$177,792
						330,965	(4)	1,065,707
Slim S. Souissi	21,333	0		$11.04	3/7/2015
	30,000	0		$10.40	1/5/2017
	102,273	0		$5.51	3/13/2019
	53,957	0		$6.95	3/11/2020
	27,522	0		$5.45	7/1/2021
	25,229	2,293	(11)	$3.44	3/8/2022
	43,750	31,250	(5)	$2.10	3/4/2023
	0	87,712	(6)	$1.97	3/14/2024
						24,440	(7)	78,697
						233,898	(8)	753,152
Michael A. Newman	0	175,000	(9)	$2.25	9/2/2024
						225,000	(10)	724,500
Peter V. Leparulo	210,000	0		$5.51	3/13/2019
	110,791	0		$6.95	3/11/2020
	56,513	0		$5.45	7/1/2021
	56,513	0		$3.44	3/8/2022
	154,000	0		$2.10	3/4/2023
	179,661	0		$1.97	3/14/2024
Kenneth G. Leddon	64,773	0		$5.51	12/31/2014
	30,114	0		$11.83	12/31/2014
	44,424	0		$6.95	12/31/2014
	21,401	0		$5.45	12/31/2014
	14,366	0		$3.44	12/31/2014
Robert M. Hadley	60,227	0		$5.51	12/31/2014
	51,259	0		$6.95	12/31/2014
	26,146	0		$5.45	12/31/2014
	20,336	0		$3.44	12/31/2014
Catherine F. Ratcliffe	63,984	0		$11.04	12/31/2014
	27,000	0		$10.40	12/31/2014
	59,901	0		$5.51	12/31/2014
	45,324	0		$6.95	12/31/2014
	23,119	0		$5.45	12/31/2014
	17,982	0		$3.44	12/31/2014
Thomas D. Allen	—	—		—	—	—		—

(1)	Based upon a market value per share of $3.22, the closing price of our stock on December 31, 2014.

(2)	Option will vest as to one-third of the shares of common stock underlying the option on November 2, 2015 and the remaining two-thirds will vest ratably on a monthly basis thereafter until fully vested on November 2, 2017.
(3)	Represents RSUs, of which one-third vested on April 29, 2015, one-third will vest on April 29, 2016 and one-third will vest on April 29, 2017.
(4)	Represents RSUs, of which one-third will vest on November 2, 2015, one-third will vest on November 2, 2016 and one-third will vest on November 2, 2017.
(5)	Option vested as to one-third of the shares of common stock underlying the option on March 4, 2014 and the remaining two-thirds vest ratably on a monthly basis thereafter until fully vested on March 4, 2016.
(6)	One-third of the shares of common stock underlying the option vested on March 14, 2015 and the remaining two-thirds vest ratably on a monthly basis thereafter until fully vested on March 14, 2017.
(7)	Represents RSUs which vested on March 8, 2015.
(8)	Represents RSUs, of which one-third vested on March 14, 2015, one-third will vest on March 14, 2016 and one-third will vest on March 14, 2017.
(9)	Option will vest as to one-third of shares of common stock on September 2, 2015 and the remaining two-thirds will vest ratably on a monthly basis until thereafter until fully vested on September 2, 2017.
(10)	Represents RSUs, of which one-third will vest on September 2, 2015, one-third will vest on September 2, 2016 and one-third will vest on September 2, 2017.
(11)	Option vested as to one-third of the shares of common stock underlying the option on March 8, 2013 and the remaining two-thirds vested ratably on a monthly basis and fully vested on March 8, 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of RSU awards for each of our current and former named executive officers during 2014 (as described above, Messrs. Leparulo, Leddon, Hadley and Allen and Ms. Ratcliffe are no longer employed by the Company).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Alex Mashinsky	—	—	83,952	$239,455
Slim S. Souissi	—	—	48,880	99,471
Michael A. Newman	—	—	13,333	43,132
Peter V. Leparulo	—	—	629,645	1,559,199
Kenneth G. Leddon	26,015	$28,740	20,122	42,659
Robert Hadley	31,667	35,202	46,436	94,497
Catherine F. Ratcliffe	28,000	31,080	41,059	83,555
Thomas D. Allen	—	—	16,129	31,935

(1)	Represents the number of shares of restricted stock vested multiplied by the closing price of our common stock on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

We have historically provided severance benefits to our named executive officers in the event the executive’s employment is terminated under certain circumstances following a change in control of the Company. We currently provide these benefits to Mr. Mashinsky under an employment agreement and to Dr. Souissi and Mr. Newman under separate severance agreements. We have also agreed to provide severance benefits unrelated to a change in control to Mr. Mashinsky under his offer letter and to Dr. Souissi and Mr. Newman under their severance agreements. We previously provided these benefits to Mr. Leparulo under an employment agreement and also provided Mr. Leparulo severance benefits unrelated to a change in control under his employment agreement. A description of the severance benefits payable under these agreements is set forth below.

Employment Agreements.

Employment Agreement with Mr. Leparulo. Our employment agreement with Mr. Leparulo provided for payments and benefits to him in the event there was a change in control of the Company or his employment was terminated under the circumstances described below. We and Mr. Leparulo agreed that retroactive to the commencement of his service as our Chief Executive Officer, the employment agreement shall be construed as also referring to his service as Chief Executive Officer. Unless clearly inappropriate in the context, every reference in the employment agreement to Mr. Leparulo’s position, authority, rights, or duties shall be construed as referring to both his Executive Chairman and Chief Executive Officer positions, authority, rights, or duties while he held both positions and, when he only held one of those positions, to that position and its authority, rights, or duties.

As previously disclosed, Mr. Leparulo served as Chairman of the Board until April 29, 2014 and as Chief Executive Officer until June 13, 2014. Under the terms of his agreement, Mr. Leparulo was entitled to receive the following severance benefits for termination of employment for any reason other than for cause as provided in his employment agreement:

•

a severance payment equal to two times the sum of (a) his base salary, plus (b) the greater of the annual incentive award he would have earned for the year of termination (which is deemed to be no less than his target award for the year) and his base salary multiplied by the average annual incentive award, as a percentage of base salary, for the next three most senior executive officers;

•	immediate vesting of all outstanding equity awards under our compensation plans, which awards will remain exercisable until the applicable expiration date;

•

an amount equal to his unpaid base salary earned though the date of termination, unpaid annual incentive award earned for the previous year and annual incentive award earned in the year of termination pro-rated through the date of termination;

•	outplacement services for one year, not to exceed $20,000;

•	continued participation for 24 months by Mr. Leparulo and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination;

•	payment for accrued vacation time; and

•	a payment equal to the amount necessary to offset any excise taxes and any related income taxes, penalties and interest.

Employment Agreement with Mr. Mashinsky. Our offer letter agreement with Mr. Mashinsky provides for payments and benefits to him in the event or his employment is terminated under the circumstances described below.

Mr. Mashinsky is entitled to the following severance benefits if we terminate his employment without cause or if he terminates his employment for good reason:

•

an amount equal to his unpaid base salary earned though the date of termination, accrued but unpaid vacation, incurred but unreimbursed business expenses payable in accordance with applicable law or Company policy, or vested benefits (other than severance) under any Company benefit plan;

•

severance payments paid in cash as salary continuation payments equal, in the aggregate, to the greater of (a) his base salary for the remainder of the initial three-year term of his employment agreement and (b) his base salary for 12 months, in each case, assuming his base salary was paid entirely in cash;

•

immediate vesting of outstanding equity awards under our compensation plans, other than compensatory RSUs, with respect to the number of shares of common stock that would have vested had his employment continued through December 31 of the year of termination and, with respect to compensatory RSUs, immediate vesting of the number of shares of common stock that would have vested had his employment continued through the next monthly vesting date, which awards will remain exercisable until the applicable expiration date;

•

if he elects to receive continued healthcare coverage pursuant to COBRA, direct payment of premiums for Mr. Mashinsky and his covered dependents through the earliest of (x) 12 months, (y) the date he and his dependents become eligible for coverage through another group plan, and (z) the date he and his dependents become no longer eligible for COBRA; and

•	unpaid annual incentive award earned for the previous year and annual incentive award earned in the year of termination pro-rated through the date of termination.

provided that in order to receive the aforementioned severance benefits, Mr. Mashinsky must deliver to the Company a general release of all claims against the Company and its affiliates effective no more than 55 days after termination of his employment.

Under the agreement, termination without cause includes termination for any reason other than Mr. Mashinsky’s:

•	material misconduct or material dishonesty in the performance of his duties;

•

willful failure, gross neglect or refusal to attempt in good faith to perform his duties to the Company or follow the lawful instructions of the Board that is not cured within a reasonable period after notice;

•	commission of any fraud or embezzlement against the Company;

•	material breach of any written agreement with the Company that has not been cured within 30 days after written notice;

•	conviction of (or pleading guilty or nolo contendere to) any felony or misdemeanor involving theft, embezzlement, dishonesty or moral turpitude; or

•	failure to comply with Company policies relating to ethics, conflicts of interest, insider trading, discrimination, etc. or his other breach of fiduciary duties to the Company.

Mr. Mashinsky is deemed to have terminated his employment for good reason if the termination follows:

•	a material reduction in his duties;

•	a material reduction in his base compensation;

•	a relocation of his principal place of work by more than 50 miles; or

•	the Company giving him notice that it will not renew his offer letter agreement.

If we terminate Mr. Mashinsky’s employment without cause or if he terminates his employment for good reason within 30 days prior to or 12 months following a change in control of the Company, he will be entitled to receive the benefits listed above, except that:

•

in lieu of the severance payments described above, he will be entitled to receive severance payments paid in cash as salary continuation payments equal, in the aggregate, to the greater of (a) his base salary for the remainder of the term of his employment agreement and (b) his base salary for 24 months, in each case, assuming his base salary was paid entirely in cash;

•

if he elects to receive continued healthcare coverage pursuant to COBRA, direct payment of premiums for Mr. Mashinsky and his covered dependents through the earliest of (x) 18 months, (y) the date he and his dependents become eligible for coverage through another group plan, and (z) the date he and his dependents become no longer eligible for COBRA; and

•	he will be entitled to receive immediate vesting of outstanding equity awards under our compensation plans.

Under Mr. Mashinsky’s employment agreement, a change in control is defined as:

•	a transaction after which an individual, entity or group owns 50% or more of the outstanding shares of our common stock, subject to limited exceptions;

•	a sale of all or substantially all of the Company’s assets; or

•

a merger, consolidation or similar transaction, unless immediately following such transaction (A) the holders of our common stock immediately prior to the transaction continue to beneficially own more than 50% of the combined voting power of the surviving entity in substantially the same proportion as their ownership immediately prior to the transaction, (B) no person becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding shares of the voting securities eligible to elect directors of the surviving entity, and (C) at least a majority of the members of the board of directors of the surviving entity immediately following the transaction were also members of the Board at the time the Board approved the transaction.

Severance Agreements.

Change of Control and Severance Agreement with Michael Newman. The Company entered into an Amended and Restated Change of Control and Severance Agreement with Mr. Newman in April 2015.

Under the terms of this agreement, if Mr. Newman’s employment is terminated by the Company without cause or by Mr. Newman for good reason not in connection with a change in control, then Mr. Newman is entitled to the following benefits:

•	an amount equal to his unpaid base salary and incentive pay through the date of termination and any other amounts owed to him under our compensation plans;

•	an amount equal to 50% of his annual base compensation, payable in cash in the form of salary continuation;

•

immediate vesting of the portion of his outstanding equity awards under our compensation plans (other than compensatory RSUs) that would have vested had his employment continued through the next vesting date, which awards will remain exercisable until the applicable expiration date;

•	a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination; and

•	continued participation for up to 9 months by Mr. Newman and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

This agreement provides for the following severance benefits, in lieu of the benefits described above, if Mr. Newman’s employment is terminated by the Company without cause or by Mr. Newman for good reason during the period commencing 30 days before and ending 12 months after a change in control:

•	an amount equal to his unpaid base salary and incentive pay through the date of termination and any other amounts owed to Mr. Newman under our compensation plans;

•	an amount equal to the sum of 18 months of Mr. Newman’s base salary plus an amount equal to 12 months of Mr. Newman’s target annual bonus opportunity;

•	immediate vesting of outstanding equity awards under our compensation plans, other than compensatory RSUs, which awards will remain exercisable until the applicable expiration date; and

•	continued participation for up to 18 months by Mr. Newman and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

Change of Control and Severance Agreement with Slim Souissi. The Company entered into a Change of Control and Severance Agreement with Dr. Souissi in April 2015. This agreement provides for severance benefits upon termination of Dr. Souissi’s employment under certain specified circumstances.

If Dr. Souissi’s employment is terminated by the Company without cause or by Dr. Souissi for good reason after June 14, 2015 not in connection with a change in control, then Dr. Souissi is entitled to the following benefits:

•	an amount equal to his unpaid base salary and incentive pay through the date of termination and any other amounts owed to him under our compensation plans;

•	an amount equal to six months of his annual base compensation, payable in cash in the form of salary continuation;

•

immediate vesting of the portion of his outstanding equity awards under our compensation plans (other than compensatory RSUs) that would have vested had his employment continued through the next vesting date, which awards will remain exercisable until the applicable expiration date;

•	a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination; and

•	continued participation for up to 9 months by Dr. Souissi and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

If, on or prior to June 14, 2016, Dr. Souissi experiences a “Payment Termination” during a “Change in Control” period (as such terms are defined in that certain change of control letter agreement by and between Dr. Souissi and the Company dated May 19, 2004 (the “2004 CIC Agreement”)), then Dr. Souissi is entitled to the following benefits in lieu of the benefits described in the preceding paragraph:

•	an amount equal to his unpaid base salary and incentive pay through the date of termination and any other amounts owed to him under our compensation plans;

•	a lump-sum severance payment equal to the sum of the following:

(A) 300% of the greater of (x) his annual base salary as in effect immediately prior to the termination or (y) his annual base salary as in effect immediately prior to the change in control; and

(B) 300% of the greater of (x) his targeted annual bonus for the year in which the termination occurs or (y) his targeted annual bonus for the year in which the change in control occurs, in each case assuming that the bonus targets are satisfied;

•	financial planning services for the one year period following date of termination;

•	outplacement services for a period not to exceed one year at an aggregate cost to the Company not to exceed $10,000; and

•	continued participation for up to 24 months by Dr. Souissi and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

If Dr. Souissi’s employment is terminated by the Company without cause or by the executive for good reason between June 15, 2015 and June 14, 2016 during the period commencing 30 days before and ending 12 months after a change in control and Dr. Souissi is not entitled to benefits under the 2004 CIC Agreement, Dr. Souissi is entitled to receive, in addition to an amount equal to his unpaid base salary and incentive pay through the date of termination and any other amounts owed to him under our compensation plans, an amount equal to 300% of his base salary, payable in cash in the form of salary continuation, in lieu of the benefits described in either of the two preceding paragraphs.

If Dr. Souissi’s employment is terminated by the Company without cause or by the executive for good reason after June 14, 2016, and during the period commencing 30 days before and ending 12 months after a change in control, Dr. Souissi is entitled to the following benefits in lieu of the benefits described in any of the three preceding paragraphs:

•	an amount equal to his unpaid base salary and incentive pay through the date of termination and any other amounts owed to him under our compensation plans;

•	an amount equal to the sum of 18 months of his base salary plus an amount equal to 12 months of his target annual bonus opportunity;

•	immediate vesting of outstanding equity awards under our compensation plans, other than compensatory RSUs, which awards will remain exercisable until the applicable expiration date; and

•	continued participation for up to 18 months by Dr. Souissi and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

Under Mr. Newman and Dr. Souissi’s severance agreements, “change in control”, “cause” and “good reason” are defined in the same manner as Mr. Mashinsky’s employment agreement. To receive any benefits under their severance agreement, the executive must deliver to the Company a general release of all claims against the Company and its affiliates effective no more than 55 days after termination of his employment.

Equity Award Agreements. The following is a summary of the vesting provisions applicable to the outstanding equity awards held by our named executive officers as of December 31, 2014.

2009 Incentive Plan. The award agreements covering grants of stock options and RSUs made to our named executive officers under our 2009 Incentive Plan provide that the Board, in its discretion, may accelerate the vesting of any unvested options or units in the event of a change in control.

Under our 2009 Incentive Plan, a change in control is defined as:

•	any person becoming the beneficial owner of 50% or more of the combined voting power of the then-outstanding shares of our common stock, subject to certain exceptions;

•

a majority of the Board ceasing to be comprised of directors who (a) were serving as members of the Board on June 18, 2009 or (b) became members of the Board after June 18, 2009 and whose nomination, election or appointment was approved by a vote of two-thirds of the then-incumbent directors;

•

a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or similar transaction, unless the holders of our common stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the shares of the surviving entity and certain other conditions are satisfied; or

•	a liquidation or dissolution of the Company approved by the Company’s stockholders.

2000 Stock Incentive Plan. The award agreements covering stock option grants previously made to our named executive officers under our 2000 Stock Incentive Plan provide that the stock options will remain exercisable for up to 270 days following the date of an executive’s employment termination for any reason.

Summary of Potential Termination Benefits. The following tables quantify the compensation and benefits that would have been payable to the named executive officers under the agreements described above, in the case of Mr. Mashinsky and Mr. Newman, and under the 2004 CIC Agreement, in the case of Dr. Souissi, if the executive’s employment had terminated on December 31, 2014, given the executive’s base salary, and, if applicable, the closing price of our common stock, as of that date. Due to the fact that one of the triggers under the 2004 CIC Agreement had already been satisfied at December 31, 2014, any termination of Dr. Souissi on that date would have resulted in payment under the provisions of the 2004 CIC Agreement applicable to a “Payment Termination” during a “Change in Control” period (as such terms are defined in the 2004 CIC Agreement). The amounts shown in the tables do not include payments and benefits, such as accrued salary and accrued vacation, to the extent that such payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Alex Mashinsky Chief Executive Officer
Benefits and Payments	Involuntary Termination Without Cause or Voluntary Termination for Good Reason	Involuntary Termination Without Cause or Voluntary Termination for Good Reason During a Change in Control Period	Death
Cash Severance	$1,504,329	$1,504,329	—
Annual Incentive Award	282,000	282,000	—
Acceleration of Equity Awards	1,502,500	1,502,500	—
Health Benefits	6,539	13,078	—
Outplacement Services	—	—	—
Insurance Benefits	—	—	$500,000

Totals:	$3,295,368	$3,301,907	$500,000

Slim S. Souissi President and Chief Operations Officer
Benefits and Payments	Involuntary Termination Without Cause or Voluntary Termination for Good Reason	Involuntary Termination Without Cause or Voluntary Termination for Good Reason During a Change in Control Period	Death
Cash Severance	—	$1,095,000	—
Annual Incentive Award	—	547,500	—
Acceleration of Equity Awards	—	976,488	—
Health Benefits	—	41,688	—
Outplacement Services	—	10,000	—
Insurance Benefits	—	—	$500,000

Totals:	—	$2,670,676	$500,000

Michael A. Newman Executive Vice President, Chief Financial Officer and Secretary
Benefits and Payments	Involuntary Termination Without Cause or Voluntary Termination for Good Reason	Involuntary Termination Without Cause or Voluntary Termination for Good Reason During a Change in Control Period	Death
Cash Severance	$150,000	$450,000	—
Annual Incentive Award	150,000	150,000	—
Acceleration of Equity Awards	298,083	894,250	—
Health Benefits	13,397	26,794	—
Outplacement Services	—	—	—
Insurance Benefits	—	—	$500,000

Totals:	$611,480	$1,521,044	$500,000

COMPENSATION COMMITTEE REPORT

The Compensation Committee is currently comprised of three members, Robert Pons (Chair), James Ledwith and Sue Swenson.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Robert Pons, Chair

James Ledwith

Sue Swenson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during fiscal 2014 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related person transaction. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during fiscal 2014.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

Pursuant to the Audit Committee charter, the Audit Committee is responsible for reviewing transactions with a related person (as defined in SEC regulations). In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances, including:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself from the deliberations. When reviewing a related person transaction, the Audit Committee determines in good faith whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

HC2 Holdings. On September 3, 2014, we entered into a Purchase Agreement with HC2 Holdings pursuant to which, on September 8, 2014, we sold to HC2 Holdings (i) 7,363,334 shares of our common stock, par value $0.001 per share, (ii) a warrant to purchase 4,117,647 shares of our common stock at an exercise price of $2.26 per share (the “Warrant”) and (iii) 87,196 shares of our Series C Preferred Stock, all at a purchase price of (a) $1.75 per share of common stock plus, in each case, the related Warrant and (b) $17.50 per share of Series C Preferred Stock, for aggregate gross proceeds of approximately $14.4 million (collectively, the “Financing”). On November 17, 2014, each share of Series C Preferred Stock then outstanding automatically converted into ten shares of common stock. On March 26, 2015, HC2 Holdings purchased 3,824,600 shares of common stock pursuant to the exercise of the Warrant, at an exercise price of $2.26 per share, for aggregate cash proceeds to the Company of approximately $8.64 million. In order to induce HC2 Holdings to exercise the Warrant, on March 26, 2015, the Company issued to HC2 Holdings a new warrant to purchase 1,593,583 shares of common stock at an exercise price of $5.50 per share. HC2 Holdings owns approximately 23% of the outstanding shares of common stock of the Company and is a wholly owned subsidiary of HC2.

In connection with the Financing described above, the Company entered into the Investors’ Rights Agreement pursuant to which the Company granted to HC2 Holdings certain appointment and nomination rights related to the Company’s Board, as well as rights with respect to the registration of the shares of common stock issued in the Financing and the shares of common stock underlying the Warrant and the Series C Preferred Stock. Effective as of October 14, 2014, the Board appointed Mr. Philip Falcone and Mr. Robert Pons to the Board. In addition, Mr. Pons was appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee, and was recently appointed to serve on the Audit Committee. Mr. Falcone is the Chairman of the Board, President and Chief Executive Officer of HC2. Mr. Pons is the Executive Vice President of Business Development and a director of HC2.

On September 18, 2013, the United States District Court for the Southern District of New York entered a final Judgment (the “Final Judgment”) approving a settlement between the SEC and Harbinger Capital, Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Mr. Falcone (collectively, the “HCP Parties”), in connection with two civil actions previously filed against the HCP Parties by the SEC. One civil action alleged that Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Mr. Falcone violated the anti-fraud provisions of the federal securities laws by engaging in market manipulation in connection with the trading of the debt securities of a particular issuer from 2006 to 2008. The other civil action alleged that Harbinger Capital and Mr. Falcone violated the anti-fraud provisions of the federal securities laws in connection with a loan made by

Harbinger Capital Partners Special Situations Fund, L.P. to Mr. Falcone in October 2009 and in connection with the circumstances and disclosure regarding alleged preferential treatment of, and agreements with, certain fund investors. The Final Judgment bars and enjoins Mr. Falcone for a period of five years (after which he may seek to have the bar and injunction lifted) from acting as or being an associated person of any “broker,” “dealer,” “investment adviser,” “municipal securities dealer,” “municipal adviser,” “transfer agent,” or “nationally recognized statistical rating organization” (as those terms are defined under the federal securities laws). Additionally, on October 7, 2013, Mr. Falcone delivered a commitment to the Department of Financial Services of the State of New York pursuant to which Mr. Falcone agreed for a period of up to seven years that he will not, directly or indirectly, individually or through any person or entity, exercise control over any New York-licensed insurer.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below provide information regarding the beneficial ownership of our common stock as of March 31, 2015 by:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each beneficial owner of more than five percent of our common stock.

The tables below list the number and percentage of shares beneficially owned based on 49,936,912 shares of common stock outstanding as of March 31, 2015. Beneficial ownership is determined in accordance with SEC rules and regulations, and generally includes voting power or investment power with respect to securities held. Unless otherwise indicated and subject to applicable community property laws, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage
Alex Mashinsky	238,588	*
Slim S. Souissi	734,493	1.46%
Michael Newman	22,507	*
Peter V. Leparulo(2)	639,178	1.26%
Kenneth G. Leddon(3)	0	*
Robert M. Hadley(4)	0	*
Catherine F. Ratcliffe(5)	0	*
Thomas D. Allen(6)	16,129	*
Philip Falcone	0	*
Russell Gerns	118,942	*
James Ledwith	129,908	*
Robert Pons	0	*
Sue Swenson	44,876	*
David A. Werner	151,858	*
All current directors and executive officers as a group (10 persons) (7)	1,449,332	2.87%

*	Less than 1%.
(1)	Includes: (a) shares of common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days after March 31, 2015 as follows: Dr. Souissi (329,552 shares), Mr. Leparulo (639,178 shares), Mr. Gerns (22,862 shares), Mr. Ledwith (38,746 shares) and Mr. Werner (53,746 shares); (b) shares of common stock issuable upon settlement of RSUs that will vest within 60 days after March 31, 2015 as follows: Mr. Mashinsky (26,509 shares), Dr. Souissi (3,014 shares) and Mr. Newman (4,587 shares); and (c) shares of common stock issuable under our Purchase Plan within 60 days after March 31, 2015 as follows: Mr. Mashinsky (5,000 shares) and Dr. Souissi (5,000 shares).
(2)	In a Form 4 filed on October 16, 2014, Mr. Leparulo reported beneficial ownership of 798,369 shares of common stock. On June 13, 2014, the Board replaced Mr. Leparulo as Chief Executive Officer. Mr. Leparulo resigned from the Board effective as of October 14, 2014. The Company believes, but has not been able to confirm, that Mr. Leparulo’s beneficial ownership of common stock had declined to 639,178 shares as of March 31, 2015. This figure represents stock options that are or will become exercisable within 60 days after March 31, 2015.

(3)	Mr. Leddon resigned from his position as Chief Financial Officer effective as of May 31, 2014.
(4)	In a Form 4 filed on July 2, 2014, Mr. Hadley reported beneficial ownership of 110,356 shares of common stock. Mr. Hadley resigned from his position as Chief Marketing Officer effective as of July 11, 2014. The Company believes, but has not been able to confirm, that Mr. Hadley’s beneficial ownership had declined to 0 shares as of March 31, 2015.
(5)	In a Form 4 filed on July 2, 2014, Ms. Ratcliffe reported beneficial ownership of 137,189 shares of common stock. Ms. Ratcliffe left her positions as Senior Vice President of Business Affairs, General Counsel and Secretary effective as of July 11, 2014. The Company believes, but has not been able to confirm, that Ms. Ratcliffe’s beneficial ownership had declined to 0 shares as of March 31, 2015.
(6)	Mr. Allen served as interim Chief Financial Officer from June 24, 2014 to September 2, 2014.
(7)	Includes: (a) an aggregate of 444,924 shares of common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days after March 31, 2015; (b) an aggregate of 26,760 shares of common stock issuable upon settlement of RSUs that will vest within 60 days after March 31, 2015; and (c) an aggregate of 10,000 shares of common stock issuable under our Purchase Plan within 60 days after March 31, 2015.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of the persons and entities identified below is included in reliance on reports filed by the entity with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such entity or person in such report and the number of shares of common stock outstanding on March 31, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
HC2 Holdings 2, Inc.(1) 460 Herndon Parkway, Suite 150 Herndon, VA 20170	11,473,799	22.98%
Bruce A. Karsh(2) 333 S. Grand Ave., Suite 2800 Los Angeles, CA 90071	4,590,945	9.19%

(1)	According to a Schedule 13D/A filed by HC2 Holdings 2, Inc. with the SEC on March 30, 2015, HC2 Holdings and HC2 have shared voting power and shared dispositive power with respect to 11,473,799 shares of common stock.
(2)	According to a Schedule 13D/A filed by Bruce A. Karsh with the SEC on February 26, 2015, Mr. Karsh has sole voting power and sole dispositive power with respect to 3,264,945 shares of common stock, and shared voting power and shared dispositive power with respect to 1,326,000 shares of common stock. The 1,326,000 shares of common stock with shared voting and shared dispositive power are also beneficially owned by The Karsh Family Foundation, the trustees of which are Mr. Karsh and his wife Martha L. Karsh.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2009 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN BY 2,000,000 SHARES

Overview

In April 2009, the Board approved the Novatel Wireless, Inc. 2009 Incentive Plan, which was subsequently amended in June 2013, November 2014 and March 2015. The 2009 Incentive Plan affords the Board the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers, employees and consultants. These awards include equity awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The 2009 Incentive Plan currently authorizes the issuance of up to 10,000,000 shares of our common stock, plus an additional 323,000 shares that may be issued for inducement grants pursuant to Nasdaq Listing Rule 5635, of which 2,234,690 shares were available for issuance under the plan as of March 31, 2015.

On April 22, 2015, the Board approved an amendment of the 2009 Incentive Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares available for issuance under the plan by 2,000,000 shares. The Board has determined that the amendment of the plan is advisable and in the best interests of the Company and our stockholders, and has submitted the amendment for approval by our stockholders at the Annual Meeting. The amendment to the 2009 Incentive Plan will be effective as of the date it is approved by our stockholders. In approving this amendment, the Board considered information related to the 2009 Incentive Plan including burn rate, overhang and forecasts for share usage, including shares that may be issued to employees to pay earned amounts under the Company’s 2014 Plan.

As of March 31, 2015, under the Company’s 2009 Incentive Plan and its predecessor equity compensation plans, there were outstanding RSU awards for 2,132,017 shares of our common stock and outstanding stock options for 4,691,340 shares of our common stock. These outstanding options have a weighted-average exercise price of $5.35 and a weighted-average term of 6.44 years. On April 28, 2015, the closing market price of a share of our common stock was $6.41.

A summary of the 2009 Incentive Plan appears below and is qualified by the full text of the 2009 Incentive Plan. A copy of the 2009 Incentive Plan is attached as Appendix A to this Proxy Statement and indicates, on page A-6, the change proposed to be made.

Administration

The 2009 Incentive Plan is administered by the Board, which may delegate all or any part of its authority under the 2009 Incentive Plan to a committee of one or more members of the Board. This authority includes, among other things, selecting award recipients, establishing award terms and conditions, granting awards, construing any ambiguous provision of the 2009 Incentive Plan or in any award agreement, and adopting modifications and amendments to the 2009 Incentive Plan or any award agreement, subject to the terms of the 2009 Incentive Plan.

To the extent permitted by applicable law, the Board may also delegate its duties under the 2009 Incentive Plan to one or more senior officers of the Company, referred to as a secondary committee. This delegation of authority is subject to any conditions and limitations set by the Board or set forth in the 2009 Incentive Plan, and may not include the authority to grant an award to a director or executive officer, or to grant awards designed to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Awards

The 2009 Incentive Plan provides for grants of both equity and cash awards, including stock options, stock appreciation rights, restricted stock, RSUs, annual incentive awards, performance shares, performance units and other forms of awards. The principal terms and features of the various forms of awards are set forth below:

Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the market value per share on the grant date. Stock options may be incentive stock options or non-qualified stock options under Section 422 of the Code. Each grant will specify whether the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, by a combination of these payment methods, or by any other methods that the Board may approve.

Each grant will specify the periods of continuous service by the participant with the Company necessary before the stock options become exercisable. Stock option grants may specify management objectives that must be achieved as a condition to exercise. No stock option will be exercisable more than 10 years after the grant date.

The Board may substitute, without the participant’s permission, stock appreciation rights for outstanding stock options. However, the terms of the substituted stock appreciation rights must be substantially the same as the terms of the stock options at the date of substitution. Additionally, the difference between the market value of the underlying shares of our common stock and the base price of the stock appreciation rights must be equivalent to the difference between the market value of the underlying shares of our common stock and the exercise price of the stock options.

Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company a dollar amount up to the spread between a base price (which may not be less than the market value per share of our common stock on the grant date or, for a stock appreciation right substituted for an option, on the option grant date) and the market value of the shares of our common stock on the exercise date. The amount payable by the Company on exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any combination of the two. Any grant of stock appreciation rights may specify that the amount payable on exercise may not exceed a maximum specified by the Board. Any grant may also specify management objectives that must be achieved as a condition to exercise, waiting periods before exercise and permissible exercise dates or periods. Each grant will specify the periods of continuous service by the participant with the Company that are necessary before the stock appreciation rights become exercisable. No stock appreciation right will be exercisable more than 10 years after the grant date.

Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock in consideration for the performance of services. Restricted stock entitles a participant to voting, dividend and other ownership rights. However, these rights will be subject to any restrictions and conditions, such as the achievement of management objectives, during the restriction period as determined by the Board.

For restricted stock that vests upon the passage of time, each grant will provide that the restricted stock will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board on the grant date. Each grant will provide that so long as the award is subject to a substantial risk of forfeiture, the transfer of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Board on the grant date.

Grants of restricted stock may require that any or all dividends or other distributions paid during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock or paid in cash, which may be subject to the same restrictions as the underlying award. Dividends or other distributions on restricted stock subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

Restricted Stock Units. A grant of RSUs is an agreement by the Company to deliver shares of our common stock or cash equal to the value of such shares to the participant at the end of a specified period, subject to transfer restrictions and other conditions as determined by the Board. During the restriction period, the participant may not transfer any rights under his or her award and will have no rights of ownership, including voting rights, in the RSUs. However, on the grant date, the Board may authorize the payment of dividend equivalents on the RSUs on either a current, deferred or contingent basis, either in cash, in additional RSUs or in shares of our common stock. Dividend equivalents on RSUs subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

Performance Shares and Performance Units. A performance share is the equivalent of one share of our common stock. A performance unit is the equivalent of $1.00 or such other value as determined by the Board. Each grant of performance shares or performance units will specify either the number of shares, or amount of cash, payable with respect to the performance shares or performance units to which the grant pertains. Any grant of performance shares or performance units may specify that the amount payable may be paid in cash, in shares of our common stock or in any combination of the two.

Any grant of performance shares or performance units will specify the management objectives that, if achieved, will result in payment or early payment of the award and may set forth a formula for determining the number of shares, or amount of cash, payable with respect to the performance shares or performance units that will be earned if performance is at or above threshold levels. The performance period will be determined by the Board at the time of grant, but may not be less than one year.

The Board may, on the grant date, provide for the payment of dividend equivalents to the holder of the performance shares on either a current, deferred or contingent basis, either in cash or in additional shares of our common stock. Dividend equivalents on performance shares will be deferred and paid in cash upon the achievement of the applicable management objectives.

Annual Incentive Awards. An annual incentive award is a cash award based on the achievement of management objectives with a performance period of one year or less. Any grant of an annual incentive award will specify management objectives that, if achieved, will result in payment or early payment of the award and may set forth a formula for determining the amount payable if performance is at or above threshold levels. The performance period with respect to each annual incentive award will be determined by the Board at the time of grant. Each grant will specify the time and manner of payment of annual incentive awards that have been earned. The Board may establish a maximum amount payable under any annual incentive award on the grant date.

Other Awards. The Board may, subject to limitations under applicable law, grant to any participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock. These awards may include convertible or exchangeable securities, purchase rights or awards with value and payment contingent upon performance of the Company, the book value of our shares, or any other factors designated by the Board.

Except as otherwise provided in the 2009 Incentive Plan, cash awards, as independent awards or as an element of or supplement to any other award granted under the 2009 Incentive Plan, also may be granted. The Board may grant shares of our common stock as a bonus, or may grant other awards in lieu of obligations of the Company to pay cash or deliver other property under the 2009 Incentive Plan or under other plans or compensatory arrangements, subject to terms that will be determined by the Board in a manner intended to comply with Section 409A of the Code.

Eligibility

Subject to the terms of the 2009 Incentive Plan, the Board may grant awards to any of our directors, officers, employees or any other person who provides services to us. However, incentive stock options may be granted only to our employees. Currently, approximately 375 persons are eligible to receive awards under the 2009 Incentive Plan.

Shares Available for Grants

Currently, 10,000,000 shares of our common stock are authorized under the 2009 Incentive Plan, plus an additional 323,000 shares that may be issued for inducement grants pursuant to Nasdaq Listing Rule 5635, subject to adjustment as provided in the plan. Shares of our common stock issued under any plan assumed by the Company in any corporate transaction will not count against this share limit.

Shares of our common stock covered by an award under the 2009 Incentive Plan are not counted against the aggregate share limit until issued and delivered to a participant. As a result, the total number of shares of our common stock available under the 2009 Incentive Plan is not reduced by any shares of our common stock relating to prior awards that have expired or have been forfeited or cancelled. To the extent of payment in cash of the benefit provided by any award granted under the 2009 Incentive Plan, any shares of our common stock that were covered by that award will again be available for issue or transfer under the 2009 Incentive Plan. If, under the 2009 Incentive Plan, a participant has elected to give up the right to receive compensation in exchange for shares of our common stock based on market value, the shares will not count against the aggregate share limit. In addition, shares delivered or relinquished to pay the exercise or purchase price of an award or to satisfy tax withholding obligations will also be available for future awards under the 2009 Incentive Plan, as will shares subject to restricted stock awards that never vest.

Award Limits

Awards under the 2009 Incentive Plan are subject to the following limitations:

•	the aggregate number of shares of our common stock issued upon the exercise of incentive stock options will not exceed 7,000,000;

•	no participant will be granted stock options or stock appreciation rights, in the aggregate, for more than 1,000,000 shares of our common stock during any calendar year;

•

no participant will be awarded qualified performance-based awards of restricted stock, RSUs, performance shares or other awards, in the aggregate, for more than 500,000 shares of our common stock during any calendar year; and

•

in no event will any participant in any calendar year receive a qualified performance-based award of performance units or a qualified performance-based cash award having an aggregate maximum value in excess of $2,500,000.

Management Objectives

The 2009 Incentive Plan requires that the Board establish management objectives for awards of performance shares, performance units and annual incentive awards. The Board may also establish management objectives for stock options, stock appreciation rights, restricted stock, RSUs or other awards. These management objectives may be described in terms of Company-wide objectives or objectives related to performance of an individual participant or a subsidiary, division, business unit, region or function of the Company, and may be made relative to the performance of other companies. The management objectives applicable to any qualified performance-based award to a “covered employee,” as defined in Section 162(m) of the Code, will be based on specified levels of or changes in, one or more of the following criteria:

•	Profits: Operating income, earnings before interest and taxes, earnings before taxes, net income, cash net income, earnings per share, residual or economic earnings or economic profit;

•

Cash Flow: Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment;

•	Returns: Economic value added or profits or cash flow returns on sales, assets, invested capital, net capital employed or equity;

•	Working Capital: Working capital divided by sales, days’ sales outstanding, days’ sales in inventory or days’ sales in payables;

•	Profit Margins: Profits divided by revenues or sales, gross margins divided by revenues or sales, or operating margin divided by revenues or sales;

•	Liquidity Measures: Debt-to-capital ratios, debt-to-EBITDA ratios or total debt;

•

Sales Growth, Margin Growth, Unit Growth, Cost Initiative and Stock Price Metrics: Revenues, revenue growth, sales, sales growth, gross margin, operating margin, shipment volume, unit growth, stock price appreciation, total return to stockholders, expense targets, productivity targets or ratios, sales and administrative expenses divided by sales, or sales and administrative expenses divided by profits; and

•

Strategic Initiative Key Deliverable Metrics: Consisting of one or more of the following: product development or launch, strategic partnering, research and development, regulatory compliance or submissions, vitality or sustainability index, market share, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Board will have the authority to make equitable adjustments to the management objectives, including the related minimum, target and maximum levels of achievement or performance, for specified events set forth in the 2009 Incentive Plan to the extent allowed by Section 162(m) of the Code.

Amendment and Termination

The Board may amend the 2009 Incentive Plan in whole or in part, except that any amendment to the 2009 Incentive Plan that requires stockholder approval under applicable law will not be effective until we obtain stockholder approval. No grant will be made under the 2009 Incentive Plan more than 10 years after the effective date of the 2009 Incentive Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and of the 2009 Incentive Plan.

Except in connection with certain corporate transactions or a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, or cancel outstanding stock options or stock appreciation rights in exchange for other awards or stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original stock options or base price of the original stock appreciation rights, as applicable, without stockholder approval. The plan prohibits all repricings of awards regardless of whether an amendment is considered a repricing under generally accepted accounting principles.

Grants of restricted stock, RSUs, performance shares, performance units and annual incentive awards may provide for earlier termination of restrictions in the event of the retirement, death or disability, or other termination of employment, of a participant, or a change in control of the Company. In addition, if permitted by Section 409A of the Code, the Board may accelerate the vesting of or waive any other limitations requirement under any outstanding award in the event of the retirement, death or disability, or other termination of employment, of a participant. However, in either case, the restrictions on an award intended to be “qualified performance-based compensation” under Section 162(m) of the Code may not be terminated in the event of retirement or other termination of employment to the extent the provision would cause the award to fail to qualify.

The Board may amend the terms of any award granted under the 2009 Incentive Plan prospectively or retroactively, provided that such an amendment does not constitute a repricing prohibited by the 2009 Incentive

Plan. However, no amendment may impair the rights of any participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to the Company. The Board may terminate the 2009 Incentive Plan at any time. Termination of the 2009 Incentive Plan will not affect the rights of participants or their successors under any awards outstanding on the date of termination.

Change in Control

In the event a change in control of the Company occurs, the Board may substitute each award outstanding under the 2009 Incentive Plan immediately prior to the change in control with such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price or base price greater than the consideration offered in connection with any change in control, the Board may elect to cancel the stock option or stock appreciation right without any payment to the person holding the stock option or stock appreciation right. The Board may also adjust the aggregate number of shares available under the 2009 Incentive Plan and the individual participant limits as the Board deems appropriate. However, any adjustment to the number of shares available for incentive stock options will be made only if, and to the extent that, the adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to qualify.

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the 2009 Incentive Plan based on U.S. federal income tax laws in effect on January 1, 2015. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant nor within one year after the transfer of such shares to the optionee, then upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Non-Qualified Stock Options. In general,

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•

at the time of exercise, ordinary income will be recognized in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, referred to as Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. Any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the market value of unrestricted shares of our common stock on the date that such shares are transferred or settled in cash, as the case may be, to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

Performance Shares, Performance Units and Annual Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or annual incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or annual incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Compensation Plan Information

As of March 31, 2015, the Purchase Plan and the 2009 Incentive Plan were the only compensation plans under which securities of the Company were authorized for grant. These plans, including all amendments thereto (other than the March 2015 amendment approving the issuance of inducement shares), were approved by our stockholders. The Company does not have any equity plans that have not been approved by stockholders. The following table provides information as of March 31, 2015 regarding the Company’s existing and predecessor plans.

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,691,340	(2)	$5.35	(3)	3,620,031	(4)

(1)	As of March 31, 2015, 4,691,340 shares of common stock were issuable upon exercise of outstanding options with a weighted-average exercise price of $5.35. As of that date, there were outstanding RSU awards for 2,132,017 shares.
(2)	The 2,132,017 shares issuable upon vesting of outstanding RSUs are excluded.
(3)	As of March 31, 2015, the weighted-average term of the outstanding options was 6.44 years.
(4)	Represents shares available for future issuance under the 2009 Incentive Plan and the Purchase Plan. As of March 31, 2015, there were 2,234,690 shares of our common stock available for issuance under the 2009 Incentive Plan and 1,385,341 shares of our common stock available for issuance under the Purchase Plan.

Awards Granted to Certain Persons

As of March 31, 2015, the number of stock options and other awards under the 2009 Incentive Plan received by the following persons or groups since the inception of the 2009 Incentive Plan are as follows (as described above, Messrs. Leparulo, Leddon, Hadley and Allen and Ms. Ratcliffe are no longer employed by the Company):

Executive	Number of Stock Options Granted	Weighted- Average per Share Exercise Price	Number of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted
Alex Mashinsky	1,990,400	$4.80	699,468	$2,189,688
Slim S. Souissi	448,838	3.91	545,772	1,949,377
Michael A. Newman	285,650	3.14	334,705	938,825
Peter V. Leparulo	557,478	3.50	853,996	2,795,124
Kenneth G. Leddon	258,727	4.44	370,146	1,315,099
Robert Hadley	240,903	3.61	349,722	1,203,777
Catherine F. Ratcliffe	226,935	3.51	346,362	1,137,550
Thomas D. Allen	—	—	16,129	31,935
All current executive officers as a group	2,754,888	4.48	1,639,945	5,299,890
All current directors, who are not executive officers, as a group	44,444	7.59	613,018	2,022,826
All current employees as a group (excluding executive officers)	673,223	$5.43	953,692	$3,699,434

New Plan Benefits

Because benefits under the 2009 Incentive Plan depend upon the Board’s actions, the market value of the shares of our common stock in the future and/or the future performance of the Company, it is not possible to determine the value of the benefits that will be received by participants in the 2009 Incentive Plan with respect to any awards made in the future. Benefits under the 2009 Incentive Plan will, however, be subject to the limits described above under “—Award Limits.”

Potential Effects of Proposal 2

Approval of Proposal 2 will enable the Company to: (i) pay portions of the bonus compensation due to employees, if any, under the Company’s 2014 Plan with equity rather than cash; (ii) provide annual equity awards to existing employees; (iii) pay portions of salary and bonus compensation to executives with equity rather than cash; and (iv) grant equity awards to new employees, including potentially meaningful upfront grants to principals who may be hired as part of future acquisitions in situations where the exception for inducement grants pursuant to Nasdaq Listing Rule 5635 is unavailable. If Proposal 2 is not approved, the Company may not have sufficient stock issuable under the 2009 Incentive Plan to satisfy these requirements and may need to pay significant portions of such compensation and earned bonuses in cash.

Recommendation and Vote Required

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the amendment of the 2009 Incentive Plan. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

The Board recommends a vote “FOR” Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement.

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

•	Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

•

Alignment with Stockholders. The compensation program should align the interests of our executives with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

•

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain executives while maintaining an appropriate cost structure for the Company.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its stockholders. We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement which provides a more thorough review of our compensation philosophy and how that philosophy was implemented in 2014.

Effect of Proposal

The resolution to approve our executive compensation is non-binding on us and our Board and Compensation Committee. As a result, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interest of the Company. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve executive compensation. However, our Board and its Compensation Committee value the opinions of stockholders and will carefully consider the results of this advisory vote. We currently conduct advisory votes on executive compensation on an annual basis, and we expect to conduct our next advisory vote at our 2016 Annual Meeting of Stockholders.

Recommendation and Vote Required

Our Board recommends that stockholders vote FOR the approval of executive compensation. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

The Board Recommends a Vote FOR Proposal 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee has appointed Ernst & Young LLP as the company’s independent registered public accounting firm for 2015. The Board is asking stockholders to ratify this appointment. Although SEC regulations require the company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. In the event that our stockholders do not ratify the appointment, it will be considered as a direction to our Audit Committee to consider the selection of a different firm.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions will have the effect of a vote against this proposal. The ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2015 is considered a routine matter under applicable rules. A broker, dealer, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

The Board Recommends a Vote FOR Proposal 4.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Selection

Ernst & Young LLP has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for 2015. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

Audit and Non-Audit Fees

The following table sets forth fees for audit services rendered by Ernst & Young for the audit of our consolidated financial statements for 2014 and 2013, and fees for other services rendered by Ernst & Young.

	2014	2013
	E&Y	E&Y
Audit Fees(1)	$1,001,806	$1,063,343
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$1,001,806	$1,063,343

(1)	Audit fees consist principally of fees for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements and the audit of internal control over financial reporting.

Pre-Approval Policies and Procedures

The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit services for 2014 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of the Company’s financial reporting process. The Audit Committee Charter can be viewed on the Company’s Website site at www.novatelwireless.com and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2014 Annual Report on Form 10-K with the Company’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Audit Committee

James Ledwith, Chair

David A. Werner

Robert Pons

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These reporting persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with during 2014, except as noted below.

Administrative oversights caused one late filing of a required Form 4 for each of Mr. Allen, Mr. Karp and Mr. Falcone.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attn: Secretary, or contact the Company’s Secretary by telephone at (858) 812-3400. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in our proxy materials for our 2016 Annual Meeting of Stockholders, a stockholder proposal or information about a proposed director candidate must be timely received in writing by the Company at Novatel Wireless, Inc., Attention: Secretary, 9645 Scranton Road, Suite 205, San Diego, California 92121, by January 16, 2016, and otherwise comply with all requirements of the SEC, the General Corporation Law of Delaware and our Amended and Restated Certificate of Incorporation and Bylaws.

If you do not wish to submit a proposal or information about a proposed director candidate for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2016 Annual Meeting of Stockholders, you must give timely written notice of the proposal to our Secretary. To be timely, the notice must be received no earlier than February 25, 2016 and no later than March 26, 2016. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by our Bylaws, a copy of which is available upon request from our Secretary at the above address.

MISCELLANEOUS AND OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Michael A. Newman

Executive Vice President, Chief Financial Officer

and Secretary

San Diego, California

April 30, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

NOVATEL WIRELESS, INC.

2009 Omnibus Incentive Compensation Plan

1. Purpose. The purpose of the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan is to promote the long-term success of the Company and the creation of stockholder value by offering directors, officers, employees and consultants of the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

2. Definitions. As used in the Plan,

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries owns not less than 50 percent of such entity.

(b) “Aggregate Share Limit” means the aggregate maximum number of shares available under the Plan pursuant to Section 3(a)(i) of the Plan.

(c) “Annual Incentive Award” means a cash award granted pursuant to Section 8 of the Plan, where such award is based on Management Objectives and a Performance Period of one year or less.

(d) “Appreciation Right” means a right granted pursuant to Section 5 of the Plan.

(e) “Award” means any Annual Incentive Award, Option Right, Restricted Stock, Restricted Stock Unit, Appreciation Right, Performance Share, Performance Unit or Other Award granted pursuant to the terms of the Plan.

(f) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(g) “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(h) “Board” means the Board of Directors of NWI, as constituted from time to time.

(i) “Change in Control” means, except as may otherwise be provided in an Evidence of Award, the first to occur of the following events:

(i) any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of NWI; provided , however , that:

(1) the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of NWI directly from NWI that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of NWI by the Company, (C) any acquisition of Voting Stock of NWI by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, and (D) any acquisition of Voting Stock of NWI by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii) below;

(2) if any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of NWI as a result of a transaction described in clause (A) of Section 2(i)(i)(1) above and such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of NWI representing one percent or more of the then-outstanding Voting Stock of NWI, other than in an acquisition directly from NWI that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by NWI in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

(3) a Change in Control will not be deemed to have occurred if a Person is or becomes the Beneficial Owner of 50 percent or more of the Voting Stock of NWI as a result of a reduction in the number of shares of Voting Stock of NWI outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of NWI representing one percent or more of the then-outstanding Voting Stock of NWI, other than as a result of a stock dividend, stock split or similar transaction effected by NWI in which all holders of Voting Stock are treated equally; and

(4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired Beneficial Ownership of 50 percent or more of the Voting Stock of NWI inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person has Beneficial Ownership of less than 50 percent of the Voting Stock of NWI, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of NWI or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of NWI outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50 percent of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns NWI or all or substantially all of NWI’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Transaction, of the Voting Stock of NWI, (B) no Person (other than NWI, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Transaction) has Beneficial Ownership, directly or indirectly, of 50 percent or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv) approval by the stockholders of NWI of a complete liquidation or dissolution of NWI, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii).

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

(k) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 12) to administer the Plan.

(l) “Company” means, collectively, NWI and its Subsidiaries.

(m) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(n) “Date of Grant” means the date specified by the Board on which a grant of an Award will become effective (which date with respect to an Option Right or an Appreciation Right will not be earlier than the date on which the Board takes action with respect thereto).

(o) “Director” means a member of the Board of Directors of NWI.

(p) “EBIT” means earnings before interest and taxes.

(q) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(r) “EBT” means earnings before taxes.

(s) “Effective Date” means the date that the Plan is approved by the stockholders of NWI.

(t) “Evidence of Award” means an agreement, certificate, resolution, notification or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of NWI and, unless otherwise determined by the Board, need not be signed by a representative of NWI or a Participant.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(v) “Existing Plan” means the Amended and Restated Novatel Wireless, Inc. 2000 Stock Incentive Plan.

(w) “GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

(x) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(y) “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of NWI and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by NWI’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NWI in which such person is named as a nominee for director, without objection to such nomination); provided , however , that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(z) “Management Objectives” means the performance objective or objectives established pursuant to the Plan for Participants who have received grants of Annual Incentive Awards, Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or Other Awards pursuant to the Plan. Management Objectives may be described in terms of NWI-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, business unit, region or function within NWI or any Subsidiary. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or changes in one or more of the following criteria:

(i) Profits: Operating income, EBIT, EBT, net income, cash net income, earnings per share, residual or economic earnings or economic profit;

(ii) Cash Flow: EBITDA, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment;

(iii) Returns: Economic value added (EVA) or profits or cash flow returns on: sales, assets, invested capital, net capital employed or equity;

(iv) Working Capital: Working capital divided by sales, days’ sales outstanding, days’ sales inventory or days’ sales in payables;

(v) Profit Margins: Profits divided by revenues or sales, gross margins divided by revenues or sales, or operating margin divided by revenues or sales;

(vi) Liquidity Measures: Debt-to-capital ratios, debt-to-EBITDA ratios or total debt;

(vii) Sales Growth, Margin Growth, Unit Growth, Cost Initiative and Stock Price Metrics: Revenues, revenue growth, sales, sales growth, gross margin, operating margin, shipment volume, unit growth, stock price appreciation, total return to stockholders, expense targets, productivity targets or ratios, sales and administrative expenses divided by sales, or sales and administrative expenses divided by profits; and

(viii) Strategic Initiative Key Deliverable Metrics: Consisting of one or more of the following: product development or launch, strategic partnering, research and development, regulatory compliance or submissions, vitality or sustainability index, market share or penetration, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

At the Board’s discretion, any Management Objective may be measured before special items, and may or may not be determined in accordance with GAAP. The Board shall have the authority to make equitable adjustments to the Management Objectives (and to the related minimum, target and maximum levels of achievement or performance) as follows: in recognition of unusual or non-recurring events affecting NWI or any Subsidiary or Affiliate or the financial statements of NWI or any Subsidiary or Affiliate; in response to changes in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; or in recognition of any events or circumstances (including, without limitation, changes in the business, operations, corporate or capital structure of the Company or the manner in which it conducts its business) that render the Management Objectives unsuitable; provided , however , that no such adjustment shall be made to any Management Objective applicable to a Qualified Performance-Based Award to the extent such adjustment would cause such Award to fail to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, unless the Board determines that the satisfaction of such requirements is neither necessary or appropriate.

(aa) “Market Value per Share” means as of any particular date the closing sale price of a Share as reported on the Nasdaq Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded as of any given date, the Market Value per Share means the closing price for the Shares on the principal exchange on which the Shares are traded for the immediately preceding date on which the Shares were traded. If there is no regular public trading market for the Shares, the Market Value per Share of the Shares shall be the fair market value of the Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(bb) “NWI” means Novatel Wireless, Inc., a Delaware corporation, and any successors thereto.

(cc) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(dd) “Option Price” means the purchase price payable on exercise of an Option Right.

(ee) “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of the Plan.

(ff) “Other Award” means an Award granted pursuant to Section 9 of the Plan.

(gg) “Participant” means a person who is selected by the Board to receive Awards under the Plan and who is (i) an employee of the Company or any one or more of its Affiliates, (ii) a member of the Board, or (iii) an individual who performs bona fide services to the Company or any one or more of its Affiliates.

(hh) “Performance Period” means, in respect of an Award, a period of time within which the Management Objectives relating to such Award are to be achieved.

(ii) “Performance Share” means an Award under the Plan equivalent to the right to receive one Share awarded pursuant to Section 8 of the Plan.

(jj) “Performance Unit” means a unit awarded pursuant to Section 8 of the Plan that is equivalent to $1.00 or such other value as is determined by the Board.

(kk) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act or any successor provision thereto, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder.

(ll) “Plan” means this Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan.

(mm) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(nn) “Restricted Stock” means Shares granted pursuant to Section 6 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(oo) “Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Units may be subject to restrictions, as provided in Section 6 and Section 7 of the Plan.

(pp) “Restricted Stock Unit” means an Award made pursuant to Section 7 of the Plan.

(qq) “Secondary Committee” means one or more senior officers of NWI (who need not be members of the Board), acting as a committee established by the Board pursuant to Section 12(b) of the Plan, subject to such conditions and limitations as the Board shall prescribe.

(rr) “Shares” means the shares of common stock, par value $0.001 per share, of NWI or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of the Plan.

(ss) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(tt) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by NWI; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time NWI owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(uu) “Voting Stock” means securities entitled to vote generally in the election of directors.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares that may be issued (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment or settlement of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment or settlement of

Restricted Stock Units, (D) in payment or settlement of Performance Shares or Performance Units that have been earned, (E) in payment or settlement of Other Awards, or (F) in payment of dividend equivalents paid with respect to Awards made under the Plan, in the aggregate will not exceed ~~10,000,000~~ 12,000,000 Shares (the “Aggregate Share Limit”), plus an additional 323,000 Shares that may be issued for inducement grants pursuant to Nasdaq Listing Rule 5635 (“Inducement Shares”). Shares issued under any plan assumed by NWI in any corporate transaction will not count against the Aggregate Share Limit.

(ii) Shares covered by an Award granted under the Plan shall not be counted against the Aggregate Share Limit unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by any Shares relating to prior Awards that have expired or have been forfeited or cancelled, and to the extent of payment in cash of the benefit provided by any Award granted under the Plan, any Shares that were covered by that Award will be available for issue or transfer hereunder. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Aggregate Share Limit. In addition, upon the full or partial payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued under this Plan only the net number of Shares actually issued by the Company.

(iii) Subject to adjustment as provided in Section 11 of the Plan, the aggregate number of Shares actually issued by the Company upon the exercise of Incentive Stock Options will not exceed 7,000,000 Shares.

(b) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in the Plan, to the contrary, and subject to adjustment as provided in Section 11 of the Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 Shares during any calendar year;

(ii) No Participant will be awarded Qualified Performance Based-Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards, in the aggregate, for more than 500,000 Shares during any calendar year;

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value in excess of $2,500,000;

(iv) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is an Annual Incentive Award having an aggregate maximum value in excess of $2,500,000; and

(v) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award in the form of Other Awards of cash under Section 9(b) having an aggregate maximum value in excess of $2,500,000.

4. Option Rights. The Board may, from time to time, authorize the granting to Participants of Option Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of the Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to NWI or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to NWI of

Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by withholding by NWI from the Shares otherwise deliverable to the Optionee upon the exercise of such Option, a number of Shares having a value at the time of exercise equal to the total Option Price, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to NWI of some or all of the Shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with NWI or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under the Plan may be (i) Incentive Stock Options, (ii) options that are not intended to qualify as Incentive Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who are “employees” (under Section 3401(c) of the Code) of NWI or a subsidiary of NWI (under Section 424 of the Code).

(i) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Shares (or Appreciation Rights payable in Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Option Rights; provided , however , that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Option Rights at the date of substitution and the difference between the Market Value Per Share of the underlying Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Shares and the Option Price of the Option Rights. If the Board determines, based upon advice from NWI’s accountants, that this provision creates adverse accounting consequences for NWI, it shall be considered null and void.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) No grant of Option Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option Rights.

5. Appreciation Rights. The Board may, from time to time, authorize the granting to any Participant of Appreciation Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a) An Appreciation Right will be a right of the Participant to receive from NWI an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant will specify the Base Price, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by NWI in cash, in Shares or in any combination thereof and may retain for the Board the right to elect among those alternatives.

(d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(f) Each grant will specify the period or periods of continuous service by the Participant with NWI or any Subsidiary that is necessary before such Appreciation Right or installments thereof will become exercisable.

(g) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(h) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(i) No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

(j) No grant of Appreciation Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Appreciation Rights.

6. Restricted Stock. The Board may, from time to time, authorize the granting of Restricted Stock to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each such grant will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but such rights shall be subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may determine.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant will provide that the Restricted Stock covered by such grant that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a Restriction Period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant will provide that during, and may provide that after, the Restriction Period, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in NWI or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided , however , that no Award intended to be a Qualified Performance-Based Award shall provide for such early termination of restrictions in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(g) Any such grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock or paid in cash, which may be subject to the same restrictions as the underlying Award; provided, however , that dividends or other distributions on Restricted Stock subject to

Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock.

(h) Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by NWI until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at NWI’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time, authorize the granting of Restricted Stock Units to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each such grant will constitute the agreement by NWI to deliver Shares or cash to the Participant in the future in consideration of the performance of services, but subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided , however , that no Award intended to be a Qualified Performance-Based Award shall provide for such early lapse or modification in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis either in cash, additional Restricted Stock Units or in additional Shares; provided , however , that dividend equivalents on Restricted Stock Units subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock Units.

(e) Each grant of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

8. Annual Incentive Awards, Performance Shares and Performance Units. The Board may, from time to time, authorize the granting of Annual Incentive Awards, Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period, upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each grant will specify either the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units to which it pertains, which number or amount payable may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Annual Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year in the case of each Performance Share and Performance Unit), as will be determined by the Board at the time of grant, which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided , however , that no Award intended to be a Qualified Performance-Based Award shall provide for such early lapse or modification in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(c) Any grant of Annual Incentive Awards, Performance Shares or Performance Units will specify Management Objectives that, if achieved, will result in payment or early payment of the Award and may set forth a formula for determining the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels.

(d) Each grant will specify the time and manner of payment of Annual Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may be paid by NWI in cash, in Shares or in any combination thereof and will retain in the Board the right to elect among those alternatives.

(e) Any grant of Annual Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Shares; provided, however , that dividend equivalents on Performance Shares shall be deferred and paid in cash upon the achievement of the applicable Management Objectives.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, awards consisting of securities or other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of NWI. The Board shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, Other awards, notes or other property, as the Board shall determine.

(b) Except as otherwise provided in Section 15(b), cash awards, as independent awards or as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 9.

(c) The Board may grant Shares as a bonus, or may grant other Awards in lieu of obligations of NWI or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10. Transferability.

(a) Except as otherwise determined by the Board, no Awards granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award granted under the Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Shares that are to be issued by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards will be subject to further restrictions on transfer.

11. Adjustments. The Board shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of Shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided , however , that any such adjustment to the number specified in Section 3(a)(iii) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

12. Administration of the Plan.

(a) The Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to the Committee. To the extent of any such delegation, references in the Plan to the Board will be deemed to be references to such Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) To the extent permitted by applicable law, including any rule of the Nasdaq Stock Market, the Board or Committee may delegate its duties under the Plan to a Secondary Committee, subject to such conditions and limitations as the Board or Committee shall prescribe; provided , however , that: (i) only the Board or Committee may grant an Award to a Participant who is subject to Section 16 of the Exchange Act; (ii) only the Board or Committee may grant an Award designed to be a Qualified Performance-Based Award; (iii) no Secondary Committee may grant an Award to a member of such Secondary Committee; (iv) the resolution providing for such delegation sets forth the total number of Shares and/or the pool dollar value of the Awards such Secondary Committee may grant; and (v) the Secondary Committee shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated. To the extent of any such delegation, references or deemed references in the Plan to the Committee will be deemed to be references to such Secondary Committee. A majority of the Secondary Committee will constitute a quorum, and the action of the members of the Secondary Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Secondary Committee.

(c) The Board shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Evidence of Award or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Evidence of Award, and, subject to Sections 15 and 18, adopting modifications and amendments to this Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which NWI, its Affiliates, and/or its Subsidiaries operate. The grant of any Award that specifies Management Objectives that must be achieved before such Award can be earned or paid will specify that, before such Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award or other agreement or document ancillary to or in connection with this Plan and any determination by the Board pursuant to any provision of the Plan or of any such Evidence of Award or other agreement or document ancillary to or in connection with this Plan will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

13. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under the Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by NWI or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of NWI may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of NWI.

14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Shares having a value that shall not exceed the statutory minimum amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Shares on the date the benefit is to be included in Participant’s income. In no event will the Market Value per Share of the Shares to be withheld or delivered pursuant to this Section 14 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

15. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided , however , that if an amendment to the Plan must be approved by the stockholders of NWI in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of the Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, and no outstanding Option Rights or Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, or cancelled in exchange for cash, without stockholder approval. This Section 15(b) is intended to prohibit (without stockholder approval) the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 15(b) may not be amended without approval by NWI’s stockholders.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Shares of Restricted Stock or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Annual Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 10(b) of the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or Other Award may be exercised or the time when such Restriction Period will end or the time at which such Annual Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Subject to Section 16(b) of the Plan, the Board may amend the terms of any award theretofore granted under the Plan prospectively or retroactively, but subject to Section 11 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to NWI. The Board may, in its discretion, terminate the Plan at any time.

Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder on the date of termination.

16. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by NWI from time to time) and (ii) NWI shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then NWI shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the month after such six-month period.

(d) Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, NWI reserves the right to make amendments to the Plan and grants hereunder as NWI deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17. Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to principles of conflicts of laws.

18. Effective Date/Termination. The Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding Awards granted under the Existing Plan will continue unaffected, in accordance with the terms of the Existing Plan as in effect on the Effective Date, following the Effective Date. No grant will be made under the Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the Evidence of Award conveying such grants and of the Plan.

19. Miscellaneous.

(a) Each grant of an Award will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Board may approve.

(b) NWI will not be required to issue any fractional Shares pursuant to the Plan. The Board may provide for the elimination of fractional Shares or for the settlement of fractional Shares in cash.

(c) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with NWI or any Subsidiary, nor will it interfere in any way with any right NWI or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d) No person shall have any claim to be granted any Award under the Plan. Without limiting the generality of the foregoing, the fact that a target Award is established for the job value or level for an employee shall not entitle any employee to an Award hereunder. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by any Award until the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(e) Determinations by the Board or the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and Awards under the Plan, whether or not such persons are similarly situated.

(f) To the extent that any provision of the Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan.

(g) No Award under the Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(h) Absence or leave approved by a duly constituted officer of NWI or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted hereunder.

(i) The Board may condition the grant of any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by NWI or a Subsidiary to the Participant.

(j) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(k) Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award upon such terms and conditions as the Board or Committee may specify in such Evidence of Award; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by or service to the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 19(k) shall not be the Company’s exclusive remedy with respect to such matters. This Section 19(k) shall not apply after a Change in Control, unless otherwise specifically provided in the Evidence of Award.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on June 24, 2015.

Vote by Internet • Go to www.investorvote.com/NVTL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

    Canada on a touch tone telephone

  • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 - 4.

1.	To elect three directors to serve until the 2018 Annual Meeting of Stockholders;									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Alex Mashinsky	☐	☐	02 - Robert Pons	☐	☐	03 - David Werner	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To amend the Company’s 2009 Omnibus Incentive Compensation Plan to increase the number of shares issuable under the plan by 2,000,000 shares;	☐	☐	☐	3.	To hold an advisory vote on the compensation of the Company’s named executive officers;	☐	☐	☐
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015; and	☐	☐	☐	5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢		1 U P X 2 3 9 0 4 2 1	+

023A4C

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders.

The Proxy Statement and Annual Report are available at:

www.NVTL.com/ProxyMaterials

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — Novatel Wireless, Inc.

Annual Meeting of Stockholders — June 24, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Novatel Wireless, Inc. (the “Company”) acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, each dated April 30, 2015, and, revoking any proxy heretofore given, hereby appoints Alex Mashinsky and Michael Newman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 24, 2015, at 2:00 p.m., local time, at the Company’s headquarters located at 9645 Scranton Road, San Diego, CA 92121, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

When properly executed, this Proxy will be voted as directed herein or, if not otherwise indicated, will be voted FOR the director nominees in Proposal 1 and FOR approval of Proposals 2 – 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2015:

THE NOTICE OF THE ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.NVTL.COM/PROXYMATERIALS.

Please complete, sign, date and return this Proxy as promptly as possible in the postage-paid return envelope provided.